                                                                    Exhibit 2.1

A list briefly identifying the contents of all omitted schedules can be found on pages (vi) and (vii) of this Exhibit 2.1. A copy of any omitted schedule will be furnished by the Registrant to the Securities and Exchange Commission upon request.

                         ASSET PURCHASE AND SALE AGREEMENT

                                      BETWEEN

                                ASARCO INCORPORATED

                                        AND

                         THE DOE RUN RESOURCES CORPORATION

                                        FOR

                             THE MISSOURI LEAD DIVISION

                                        AND

                              THE SUGAR CREEK PROJECT

                                   JULY 28, 1998

                               TABLE OF CONTENTS
                               -----------------


                                                                          Page
                                                                          ----
ARTICLE 1  DEFINITIONS......................................................1

ARTICLE 2  BUSINESS ASSETS..................................................9
     2.01  Real Property....................................................9
     2.02  Machinery and Equipment.........................................10
     2.03  Permits.........................................................10
     2.04  Contracts.......................................................10
     2.05  Business Records................................................10
     2.06  Inventory.......................................................11
     2.07  Intellectual Property...........................................11
     2.08  Goodwill........................................................11
     2.09  Miscellaneous Assets............................................11

ARTICLE 3  EXCLUDED ASSETS.................................................11
     3.01  Promissory Notes................................................11
     3.02  Cash and Investments............................................11
     3.03  Prepaid Taxes, Expenses and Advances............................11
     3.04  Tax Withholdings................................................11
     3.05  Seller's Name and Trademarks....................................11
     3.06  Insurance Policies..............................................11
     3.07  Business Records................................................12
     3.08  Corporate Computer Assets.......................................12
     3.09  Other Assets....................................................12

ARTICLE 4  PURCHASE PRICE AND MISCELLANEOUS EXPENSES.......................12
     4.01  Assumption of Liabilities.......................................12
     4.02  Excluded Liabilities............................................12
     4.03  Purchase Price..................................................13
     4.04  Payment Terms...................................................14
     4.05  Allocation......................................................14
     4.06  Sales, Use, Transfer and Similar Taxes and Charges..............15
     4.07  Property Taxes..................................................15
     4.08  Miscellaneous Charges...........................................15
     4.09  Conveyance of Sugar Creek Project...............................16
     4.10  Royalty Agreement...............................................17
     4.11  Release from Lone Star Earn Out.................................17


                                      (i)


ARTICLE 5  SELLER'S WARRANTIES.............................................17
     5.01  Organization, Good Standing.....................................17
     5.02  No Conflict with Other Instruments or Agreements................17
     5.03  Authorization; Binding Effect...................................17
     5.04  Litigation and Investigations...................................17
     5.05  Environmental Matters...........................................18
     5.06  Title to Real Property..........................................18
     5.07  Leases..........................................................18
     5.08  Title to Tangible Property......................................19
     5.09  Contracts and Other Agreements..................................19
     5.10  Compliance with Law; Governmental Consents......................19
     5.11  Permits.........................................................19
     5.12  Brokers or Finders..............................................20
     5.13  Taxes...........................................................20
     5.14  Labor Matters...................................................20
     5.15  Disclosure......................................................20
     5.16  Year 2000 Compliance............................................20
     5.17  Financial Statements............................................21
     5.18  Intellectual Property Rights....................................21
     5.19  Affiliate Transactions..........................................21
     5.20  Mineral Reserves................................................21
     5.21  Operation in Ordinary Course....................................21
     5.22  No Other Representations or Warranties..........................22
     5.23  No Warranty of Probable Success or Condition of Assets..........22

ARTICLE 6  BUYER'S WARRANTIES..............................................22
     6.01  Organization, Good Standing.....................................22
     6.02  No Conflict with Other Instruments or Agreements................22
     6.03  Authorization, Binding Effect...................................22
     6.04  Brokers or Finders..............................................23
     6.05  Litigation and Investigations...................................23
     6.06  Environmental Matters...........................................23
     6.07  Title to Real Property..........................................23
     6.08  Leases..........................................................24
     6.09  Title to Tangible Property......................................24
     6.10  Contracts and Other Agreements..................................24
     6.11  Compliance with Law; Governmental Consents......................24
     6.12  Permits.........................................................25
     6.13  Taxes...........................................................25
     6.14  Employee Matters................................................25
     6.15  Disclosure......................................................25
     6.16  No Other Representations or Warranties..........................25
     6.17  No Warranty of Probable Success or Condition of Assets..........25

                                     (ii)


ARTICLE 7 BUYER'S INDEMNITY................................................26
     7.01 Assumed Liabilities..............................................26
     7.02 Buyer's Ownership, Use or Operation of the Business Assets.......26
     7.03 Breach of Warranty...............................................26

ARTICLE 8 SELLER'S INDEMNITY...............................................26
     8.01 Excluded Liabilities.............................................26
     8.02 Seller's Ownership, Use or Operation of the Sugar Creek Assets...26
     8.03 Breach of Warranty...............................................26

ARTICLE 9 INTERIM PERIOD...................................................26
     9.01 Due Diligence, Confidentiality...................................26
     9.02 Operate Business Assets in Ordinary Course.......................27
     9.03 No Material Change or Material Commitments to Business Assets....27
     9.04 Due Diligence, Confidentiality...................................27
     9.05 Operate Sugar Creek Assets in Ordinary Course....................28
     9.06 No Material Change or Material Commitments to Sugar Creek Assets.28
     9.07 Work Diligently Towards Closing..................................28
     9.08 Prompt Notification of Breach....................................28
     9.09 Transitional Services Agreement..................................28

ARTICLE 10 EMPLOYEE MATTERS................................................29
     10.01 Offer of Employment.............................................29
     10.02 Accrued Wages, Salaries.........................................30
     10.03 Welfare Liabilities.............................................30
     10.04 Employee Benefit Plans - General................................30
     10.05 Pension and Savings Plans.......................................31
     10.06 Vacation........................................................31
     10.07 Wage Reporting..................................................31
     10.08 Recognition of Union............................................31

ARTICLE 11 GOVERNMENTAL CONSENTS...........................................32
     11.01 Governmental Consents...........................................32
     11.02 Efforts.........................................................32

ARTICLE 12 CLOSING.........................................................32
     12.01 Place and Date of Closing.......................................32
     12.02 Buyer Deliverables at Closing...................................32
     12.03 Seller Deliverables at Closing..................................34
     12.04 Conditions to Buyer's Obligations...............................36
     12.05 Conditions to Seller's Obligation...............................36

                                    (iii)


ARTICLE 13 POST CLOSING....................................................37
     13.01  Delivery of Business Records ..................................37
     13.02  Buyer Cooperation with Seller's Collection of Receivables and Disposal of Product .....................................37
     13.03  Access to Records .............................................38
     13.04  Cooperation in Litigation .....................................38
     13.05  Removal of Seller's Name from Property ........................38
     13.06  Tax Matters ...................................................38
     13.07  Consents to Assignment ........................................39
     13.09  Manager's Residence ...........................................40
     13.10  Closure of Slag Pile ..........................................40

ARTICLE 14 BULK SALES ACT .................................................41

ARTICLE 15 RIGHT OF TERMINATION; DISPUTE SETTLEMENT .......................41

     15.01  Termination ...................................................41
     15.02  Alternative Dispute Resolution ................................41

ARTICLE 16 SURVIVAL, REMEDIES AND PROCEDURE FOR INDEMNIFICATION ...........43

     16.01  Period for Taking Action ......................................43
     16.02  Notice ........................................................43
     16.03  Claims ........................................................43
     16.04  Limit .........................................................43
     16.05  Not a Release of Other Obligations ............................44
     16.06  Procedure .....................................................44
     16.07  Environmental Procedure; Access and Use of Real Property ......44
     16.08  Claim Limitations .............................................46

ARTICLE 17 ENVIRONMENTAL INDEMNITY ........................................46

     17.01  Seller's Environmental Indemnity ..............................46
     17.02  Buyer's Environmental Indemnity ...............................47
     17.03  Allocation of Certain Environmental Liabilities ...............47

ARTICLE 18 MISCELLANEOUS ..................................................49

     18.01  Press Release .................................................49
     18.02  Fees ..........................................................50
     18.03  Amendments ....................................................50
     18.04  Successors ....................................................50
     18.05  Integration ...................................................50
     18.06  Non-waiver of Remedy ..........................................50
     18.07  Notices .......................................................50
     18.08  Governing Law .................................................51
     18.09  Jurisdiction ..................................................51

                                      (iv)


     18.10  Disclosure Schedules and Exhibits .............................52
     18.11  Headings ......................................................52
     18.12  Counterparts ..................................................52
     18.13  Further Assurances ............................................52


                                      (v)


EXHIBITS:

    Exhibit I      Form of Warranty Deed - Plant
    Exhibit II     Undertaking of Assumption
    Exhibit III    Bill of Sale
    Exhibit IV     Royalty Agreement
    Exhibit V      Globe Contract
    Exhibit VI     Equipment Sublease
    Exhibit VII    Form of Transitional Services Agreement
    Exhibit VIII   Form of Warranty Deed - Sugar Creek
    Exhibit IX     Environmental Methodology




DISCLOSURE SCHEDULES:

    Disclosure Schedule 2.01(a)   Land
    Disclosure Schedule 2.01(c)   Leased Premises
    Disclosure Schedule 2.01(e)   Manager's Residence
    Disclosure Schedule 2.02(b)   Leased Equipment
    Disclosure Schedule 3.08      ASARCO Corporate Computer Systems and
                                    Software
    Disclosure Schedule 3.09      Non-Transferable Contracts and Agreements
    Disclosure Schedule 4.03(b)   Accounting Principles for Inventory
                                    Valuation
    Disclosure Schedule 5.04      Litigation and Investigations
    Disclosure Schedule 5.05      Environmental Claims, Suits and Proceedings
    Disclosure Schedule 5.06      Exceptions to Title to Real Property
    Disclosure Schedule 5.07      Leases
    Disclosure Schedule 5.08      Exceptions to Title to Machinery and
                                    Equipment
    Disclosure Schedule 5.09      Contracts and Other Agreements
    Disclosure Schedule 5.10      Compliance with Law
    Disclosure Schedule 5.11      Permits
    Disclosure Schedule 5.14(a)   Agreements Related to Transferred Employees
    Disclosure Schedule 5.14(d)   Employee Benefit Plans
    Disclosure Schedule 5.18      Intellectual Property
    Disclosure Schedule 5.19      Affiliate Transactions
    Disclosure Schedule 12.02(f)  Additional Agreements Required by Seller
                                    and Buyer
    Disclosure Schedule 12.04(f)  Required Consents


                                     (vi)


BUYER DISCLOSURE SCHEDULES:

    Buyer Disclosure Schedule 4.09(a)    Sugar Creek Land
    Buyer Disclosure Schedule 4.09(b)    Sugar Creek Machinery and Equipment
    Buyer Disclosure Schedule 4.09(c)    Sugar Creek Permits
    Buyer Disclosure Schedule 4.09(d)    Sugar Creek Contracts
    Buyer Disclosure Schedule 6.03       Consents
    Buyer Disclosure Schedule 6.05       Litigation and Investigations
    Buyer Disclosure Schedule 6.06       Environmental Claims, Suits and
                                          Proceedings
    Buyer Disclosure Schedule 6.07       Exceptions to Title to Real Property
    Buyer Disclosure Schedule 6.08       Leases
    Buyer Disclosure Schedule 6.11       Compliance with Law


                                    (vii)

                       ASSET PURCHASE AND SALE AGREEMENT

                            MISSOURI LEAD DIVISION
                             SUGAR CREEK PROJECT


     THIS AGREEMENT, entered into and effective as of the 28th day of July, 1998, by and between ASARCO INCORPORATED, a New Jersey corporation, with its principal place of business at 180 Maiden Lane, New York, New York 10038 ("Seller"), and THE DOE RUN RESOURCES CORPORATION, a New York corporation with its principal business office at Suite 300, 1801 Park 270, St. Louis, Missouri 63146 ("Buyer").

                         W I T N E S S E T H, That:

     WHEREAS, Seller owns and operates a business in southeastern Missouri for the mining, milling, smelting and refining of lead and certain associated metals and Buyer desires, pursuant to the terms and conditions of this Agreement, to purchase certain assets and acquire certain rights of Seller relating to such business and assume certain liabilities, and Seller desires to sell such assets, and transfer such rights and liabilities to Buyer;

     WHEREAS, as part of the consideration for its purchase, Buyer desires to transfer to Seller, and Seller desires to acquire a mineral exploration project owned by Buyer known as the Sugar Creek Project, located in Jackson and Smith Counties, Tennessee;

     NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Seller and Buyer mutually covenant and agree as follows:


                                ARTICLE 1
                               DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     "Agreement" means this Asset Purchase and Sale Agreement together with all its Disclosure Schedules and Exhibits.

     "Assumed Liabilities" has the meaning ascribed to such term in Section
4.01 of this Agreement.

     "Bill of Sale" means the form of assignment attached as Exhibit III to this Agreement.

     "Business" means the exploration, development, extracting, producing, handling, mining, milling, beneficiation, smelting, refining and sale of lead and associated metals as conducted by Seller at the Mines, the Smelter and Seller's offices in Farmington, Missouri.

     "Business Assets" has the meaning ascribed to such term in Article 2 of this Agreement.

     "Business Day" means any day on which banks in the state of New York are open for the conduct of normal business.

     "Business Records" has the meaning ascribed to such term in Section
2.05 of this Agreement.

     "Buyer Environmental Liabilities" has the meaning ascribed to such term in Section 17.02 of this Agreement.

     "Buyer Indemnified Parties" means Buyer, its Affiliates and each of the officers and directors of Buyer and its Affiliates.

     "Buyer's knowledge" means the actual knowledge of Buyer's executive officers and managers associated with the Sugar Creek Project.

     "Closing" has the meaning ascribed to such term in Section 12.01 of this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Closing Inventory Report" has the meaning ascribed to such term in
Section 4.03(b)(1) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and corresponding provisions of any subsequent federal revenue act.

     "Contracts" has the meaning ascribed to such term in Section 2.04 of this Agreement.

     "Eligible Employees" has the meaning ascribed to such term in Section 10.01(c) of this Agreement.

     "Employee Benefit Plans" shall have the meaning specified in Section 3(3) of ERISA.

     "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from, in part or in whole, (a) the presence in, or release or threat of release into the environment, of any Materials of Environmental Concern or (b) any violation, or alleged violation, of Environmental Laws.

     "Environmental Laws" means any applicable Federal, state and local environmental, health or safety laws, rules, regulations, ordinances, and rules of common law, relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emission, discharge, release or threatened release of Materials of Environmental Concern, or otherwise relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, natural resources, land surface or subsurface strata) or to the reclamation of land used for mining, as the same may be amended or modified, including, without limitation, the statutes listed below: Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; Federal Comprehensive Environmental Response, Compensation, and Liability act of 1980, 42 U.S.C. Section 9601, et seq.; Federal Clean Air Act, 42 U.S.C.
Section 7401, et seq.; Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C.
Section 136, et seq.; Federal Hazardous Materials Transportation Act, 48 U.S.C. Section 1801, et seq.; the Emergency Planning and Community Right to Know Act (42 U.S.C. Sections 11001 et seq.); the Occupational Safety and Health Act (26 U.S.C. Sections 651 et seq.); the Pollution Prevention Act of 1990 (42 U.S.C Sections 13101 et seq.); the Atomic Energy Act of 1954, 68 Stat. 919; the Energy Reorganization Act of 1974; the Mine Safety and Health Act of 1977; the Uranium Mill Tailings Radiation Control Act (42 U.S.C Sections 7901 et seq.); the Federal Land Policy and Management Act (42 U.S.C. Sections 1701 et seq.); the State of Missouri Land Reclamation Act (Mo. Ann. Stat. XXIX Section 444.760 et seq.); the Emergency Planning and Community Right to Know Act (42 U.S.C. Sections 11001 et seq.); the Occupational Safety and Health Act (26 U.S.C. Sections 651 et seq.); the Pollution Prevention Act of 1990 (42 U.S.C Sections 13101 et seq.); the Atomic Energy Act of 1954, 68 Stat. 919; the Energy Reorganization Act of 1974; the Mine Safety and Health Act of 1977; the Uranium Mill Tailings Radiation Control Act (42 U.S.C Sections 7901 et seq.); the Federal Land Policy and Management Act (42 U.S.C. Sections 1701 et seq.); the State of Missouri Metallic Minerals Waste Management Act (Mo. Ann. Stat. Sections 444.350 et seq.); Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Federal Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; and analogous state and local regulations.

     "Environmental Methodology" means the principles and methodology attached as Exhibit IX to this Agreement.

     "Environmental Permit" means any federal, state or local permits, licenses, approvals, consents or authorizations required by any governmental authority under or in connection with any Environmental Law applicable to the Business or the Business Assets and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law.

     "Equipment Sublease" means that agreement attached as Exhibit VI to this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" has the meaning ascribed to such term in Article 3 of this Agreement.

     "Excluded Liabilities" has the meaning ascribed to such term in
Section 4.02 of this Agreement.

     "Finished Goods Inventories" means inventories of refined lead and silver held by the Seller on the Closing Date.

     "Fixtures" has the meaning ascribed to such term in Section 2.01(b) of this Agreement.

     "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

     "Governmental Authority" means any federal, state, local or other governmental authority, agency or regulatory body, including, without limitation, any commission, court, tribunal or panel having jurisdiction over the matter at issue.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Improvements" has the meaning ascribed to such term in Section 2.01(b) of this Agreement.

     "Indemnifier's Basket" has the meaning ascribed to such term in
Section 16.03 of this Agreement.

     "In-Process Metals Inventories" means inventories of concentrates and metals at various stages of milling, smelting and refining that are not Finished Goods Inventories.

     "Intellectual Property" means patents, copyrights, trademarks, registrations, metal stamps, service marks, trade names, brand names and application for the same, and Technical Information, in each case used or held for use in the Business, excluding (i) "off the shelf" software packages which may readily be obtained by Buyer and (ii) Seller's corporate computer assets described in Section 3.08 of this Agreement.

     "Inventory" has the meaning ascribed to such term in Section 2.06 of this Agreement.

     "Land" has the meaning ascribed to such term in Section 2.01(a) of this Agreement.

     "Leased Equipment" has the meaning ascribed to such term in
Section 2.02(b) of this Agreement.

     "Leased Mining Reserves" has the meaning ascribed to such term in
Section 2.01(d) of this Agreement.

     "Leased Premises" has the meaning ascribed to such term in Section 2.01(c) of this Agreement.

     "Leases" has the meaning ascribed to such term in Section 2.01(c) of this Agreement.

     "Lien" means, with respect to any asset, any mortgage, title defect, lien, lease, pledge, charge, security interest, hypothecation, restriction, judgment, encumbrance or charge of any kind in respect of such asset.

     "Lone Star Release" has the meaning ascribed to such term in Section
4.11 of this Agreement.

     "Loss" or "Losses" means any and all actual losses (including, without limitation, actual losses in value), liabilities, costs, damages, investigative, cleanup, reclamation, disposal, encapsulation, transportation, remedial and monitoring costs, penalties and expenses (including, without limitation, reasonable attorneys' fees and expenses and litigation costs and environmental consultants fees), and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability, but not including consequential damages (other than those described above), lost profits or business opportunities, indirect losses, liabilities, damages or expenses incurred due to the interruption of the indemnitee's business or punitive damages, except where such damages are incurred by or awarded to a third party making a claim against an indemnitee.

     "Machinery and Equipment" has the meaning ascribed to such term in
Section 2.02(a) of this Agreement.

     "Manager's Residence" has the meaning ascribed to such term in Section 2.01(e) of this Agreement.

     "Master Lease Agreements" means the two substantially identical agreements, namely (a) the Lease Agreement [A] dated as of March 1, 1991, between The Connecticut National Bank, as Owner Trustee, as Lessor, and Seller, as Lessee and (b) the Lease Agreement [B] dated as of March 1, 1991, between the Lessor and The Connecticut National Bank, as Owner Trustee, as Lessor, and Seller, as Lessee, pursuant to which the Leased Equipment, among other items of machinery and equipment, are leased by Seller.

     "Material" means having an actual or potential economic impact of at least $250,000.

     "Material Adverse Effect" means an effect which is or would reasonably be expected to be adverse in any Material respect to the Business Assets or the Business, or the Sugar Creek Assets, as the case may be (in each case as presently conducted), its condition (financial or otherwise), results of operations, properties, liabilities or prospects.

     "Material Contracts" means those Contracts with an aggregate remaining value of at least $100,000 or a remaining term in excess of 180 days, excluding Contracts which may by their terms be terminated by not more than 45 days notice.

     "Materials Inventories" means inventories of coke, smelter flux, natural gas, refractories, reagents and other raw materials (other than In-Process Metals Inventories) as well as warehouse inventories of tools and spare parts and other supplies used by the Mines or the Smelter in connection with the Business.

     "Materials of Environmental Concern" means any toxic or hazardous waste, pollutants or substances, including, without limitation, substances defined or listed as a pollutant, air pollutant, "hazardous substance", "toxic substance", "toxic pollutants", "hazardous constituent", "medical waste" or similarly identified substance or mixture, in or pursuant to any Environmental Law.

     "Mineral Substances" means all surface and subsurface merchantable and nonmerchantable ores, metals, minerals and mineral products of every nature or sort, including, without limitation, all gold, silver, platinum group metals, iron, cobalt, copper, molybdenum, lead, zinc, chalcopyrite, galena, sphalerite, bauxite, kaolin, and all other materials or substances of any nature whatsoever found in natural deposits, whether similar or dissimilar in character to the foregoing, and any minerals as defined under any mining lease, mineral lease or similar instrument constituting part of the Business.

     "Mines" means all of the operations included with and generally referred to as Seller's Sweetwater Unit and West Fork Unit, located in Reynolds and Shannon Counties, Missouri including, without limitation, all mine workings, support structures, tunnels, adits, drifts, shafts, ventilation shafts, supports, pillars, winzes, haulage ways, trackage, and other real and personal property and Mineral Substances relating thereto.

     "Non-transferable Contracts" means those agreements that would otherwise constitute "Contracts" within the meaning of Section 2.04 hereof, but for the lack of consent of a third party as required by such agreements.

     "Owned Mining Reserves" has the meaning ascribed to such term in
Section 2.01(d) of this Agreement.

     "Parties" means both Buyer and Seller.

     "Party" means either Buyer or Seller.

     "Permits" means Environmental Permits, building permits, operating permits, consents, licenses, certificates of occupancy, authorizations and approvals issued by a

Governmental Authority, including, without limitation, permits with respect to the conduct of mining or mineral exploration activities.

     "Permitted Exceptions" has the meaning ascribed to such term in
Section 5.06 of this Agreement.

     "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons imposed by applicable law and incurred in the ordinary course of business for sums not yet delinquent or which are being contested in good faith; and (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any benefit plan sponsored by, maintained by or contributed to by Seller or arising in connection with any excise tax or penalty tax with respect to such benefit plan shall be a Permitted Lien.

     "Plant" has the meaning ascribed to such term in Section 2.01(b) of this Agreement.

     "Plant Deed" means a special warranty deed substantially in the form of Exhibit I.

     "Pre-Closing Inventory Report" has the meaning ascribed to such term in Section 4.03(b)(2) of this Agreement.

     "Pre-Paid Expenses" means expenditures by the Seller in respect of future benefits to the Business, including, without limitation, prepaid royalties and prepaid tax assessments.

     "Purchase Price" has the meaning ascribed to such term in Section 4.03 of this Agreement.

     "Receivables" means the trade accounts receivable arising from the sale of products by the Business to its customers prior to the Closing Date and any amounts due to the Seller from employees of the Business.

"Required Consents" has the meaning ascribed to such term in
Section 12.04(f).

     "Royalty Agreement" means that agreement attached as Exhibit IV to this Agreement.

     "Seller Environmental Liabilities" the meaning ascribed to such term in Section 17.01 of this Agreement.

     "Seller Indemnified Parties" means Seller and its Affiliates, and each of the officers and directors of Seller and its Affiliates.

     "Seller's knowledge" means the actual knowledge of Seller's executive officers and its managers associated with the Business.

     "Smelter" means Seller's lead smelter and refinery located in Iron County, Missouri.

     "Sugar Creek Assets" has the meaning ascribed to such term in Section
4.09 of this Agreement.

     "Sugar Creek Deed" means a special warrant deed substantially in the form of Exhibit VIII.

     "Sugar Creek Project" means Buyer's exploration lands and other assets and the exploration activities conducted to date at such properties in Jackson and Smith Counties, Tennessee.

     "Tax" or "Taxes" means all federal, state or local net or gross income, gross receipts, net proceeds, goods and services, sales, harmonized sales, use, ad valorem, value added, transfer, franchise, recapture, withholding, payroll, employment, social security, health, unemployment, excise, property, severance, alternative or add-on minimum or environmental taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Technical Information" includes, without limitation, (a) ideas and conceptions of potentially patentable subject matter, including, without limitation, any invention or patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (b) technology (including, without limitation, know-how and show-how), including mining, concentrating, smelting and refining processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans and technical data, whether secret or confidential or not, and (c) geological or geophysical surveys, drill cores and assays, in each case related to the Business or the Business Assets.

     "Transferred Employee(s)" has the meaning ascribed to such term in
Section 10.01 of this Agreement.

     "Transitional Services Agreement" means an agreement substantially in the form attached as Exhibit VII to this Agreement.

     "Undertaking of Assumption" means that agreement attached as Exhibit II to this Agreement.

     All dollar amounts set forth herein are expressed in United States currency.

                                 ARTICLE 2
                              BUSINESS ASSETS

     Seller agrees to grant, sell, convey, assign, transfer and deliver unto Buyer, and Buyer agrees to purchase, accept and take delivery of the Mines, the Smelter and the Business, free and clear of all Liens other than Permitted Liens (or, with respect to the Plant, Permitted Exceptions) to the extent the same relate to the Business (hereinafter collectively referred to as the "Business Assets") as of the Closing Date, as set out below:

     2.01 Real Property. (a) Those surface and subsurface lands and, as and to the same extent owned by Seller, Mineral Substance and mineral estates in Reynolds and Shannon Counties, Missouri on which the Mines are located and those surface and, as and to the same extent as owned by Seller, subsurface lands, Mineral Substances and mineral estates in Iron County, Missouri on which the Smelter is located and certain associated real property and other lands shown on Disclosure Schedule 2.01(a) (the "Land") and all easements, rights-of-way, haulageways, access rights, ventilation rights, rights of support, boundary rights, rights of subjacent and lateral support and rights of ingress and egress appurtenant to the Land. Seller has furnished to Buyer prior to the date of this Agreement a legal description of the Land, which reflects the boundaries of the Land for each Mine and the Smelter and which is attached hereto and made a part hereof as Disclosure Schedule 2.01(a).

     (b) All above or below ground buildings, improvements, structures and fixtures now or on the Closing Date located on, in or under the Land, including, without limitation, headframes, hoists, shaft structures, ventilation installations, tailings, tailings dams, slag piles, landscaping, parking lots and structures, roads, drainage and all above ground and below ground utility structures, equipment systems, and so called "infrastructure" (the "Improvements"), all above ground and below ground permanently affixed equipment, machinery, fixtures, and other items of real and personal property, including, without limitation, all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (the "Fixtures"). The Land, the Owned Mining Reserves, the Improvements and the Fixtures of the Mines and the Smelter are collectively referred to herein as the "Plant".

     (c) The leasehold interest and, to the extent owned by Seller, leasehold Improvements and Fixtures created by each lease of real property and/or Mineral Substances, including mineral lease agreements and surface lease agreements (the "Leases"), in the locations described in Disclosure
Schedule 2.01(c) (the "Leased Premises"), so long as a party thereto has consented to the assignment thereof, if such consent is required pursuant to such Lease or pursuant to a requirement of law, as the case may be. For any Lease that is not so transferable by Seller without the consent of any other party, Seller shall use its reasonable best efforts to arrange for Buyer to obtain such consent, and Buyer shall use its reasonable best efforts to assist Seller).

     (d) All of Seller's interest in mining reserves and Mineral Substances contained in the Land ("Owned Mining Reserves") and the Leased Premises ("Leased Mining Reserves").

     (e) All of Seller's rights in the residence located at 114 Oak Hill Drive in Arcadia, Missouri and the real property upon which such residence is located, as described in Disclosure Schedule 2.01(e) (the "Manager's Residence").

     2.02 Machinery and Equipment. (a) Except as described in Article 3 hereof, all fixed and mobile mining, milling, smelting, refining, storage, distribution, laboratory, transportation, computer hardware, office and other machinery and equipment owned by Seller, and primarily used, held for use in, or related to the Business (the "Machinery and Equipment"). Seller has furnished to Buyer a list of all Machinery and Equipment as in existence as of April 30, 1998, with a book value in excess of $5,000 per item.

     (b) All rights in and to those items of machinery and equipment listed on Disclosure Schedule 2.02(b) which are leased by Seller pursuant to the Master Equipment Lease (the "Leased Equipment").

     2.03 Permits. To the extent transferable or assignable to Buyer without breaching any applicable law or regulation or any other enforceable obligation of Seller (subject to the obligation of Seller to use its reasonable best efforts to assign the same to Buyer as described below), all rights in and to all Permits listed in Disclosure Schedule 5.11, primarily used, held for use in, or related to the Business, which are required by any Governmental Authority in order for Seller to conduct the Business as presently conducted (as distinct from general corporate and other similar authorizations not specific to the Business, such as qualifications to transact business). For any such Permit that is not so transferable by Seller without the consent of any other party, Seller shall use its reasonable best efforts to arrange for Buyer to obtain such consent, and Buyer shall use its reasonable best efforts to assist Seller and Buyer shall be responsible for any costs incurred to obtain the same, other than Seller's internal costs associated with such efforts. No such costs shall be incurred without Buyer's prior approval therefor.

     2.04 Contracts. Except as identified in Article 3 hereof, all sales orders and contracts, purchase orders and contracts, equipment and other personal property leases and other contracts or agreements which relate primarily to the Business or the Business Assets, the terms of which have not expired on or before the Closing Date (the "Contracts"), so long as a party thereto has consented to the assignment thereof, if such consent is required pursuant to such contract or agreement or pursuant to a requirement of law, as the case may be. For any such contract or agreement that is not so transferable by Seller without the consent of any other party, Seller shall use its reasonable best efforts to arrange for Buyer to obtain such consent, and Buyer shall use its reasonable best efforts to assist Seller. For the purposes of this Agreement, the following shall not constitute Contracts: (a) Receivables and (b) agreements between Seller and its employees, relating to their terms and conditions of employment with Seller, including, without limitation, collective bargaining agreements.

     2.05 Business Records. All existing business records related to the Business or the Business Assets, confidential (subject to third party confidentiality restrictions or legally required consents) and otherwise, located, as of the Closing Date, at the Plant, the Leased Premises, Seller's offices in Salt Lake City, Utah, in the case of certain records regarding environmental matters at the Mines or the Smelter, and Seller's head office in New York, New

York, in the case of certain records related to sales of products produced by the Business, other than records related to (a) the employees of the Business and (b) the divestiture of the Business (the "Business Records").

     2.06 Inventory. All Materials Inventories, In-Process Metals Inventories and Finished Goods Inventories held for use or generated by the Business, which are located at or in transit to or from the Plant, the Leased Premises, field warehouses or customer locations or any toll converting or third party facilities (the "Inventory").

     2.07 Intellectual Property. The rights to all Intellectual Property used, or held for use in, the Business, including, without limitation, all of Seller's rights in and to the "Glover Lead" brand name registered with the London Metals Exchange, but excluding those items referred to in Section 3.08 of this Agreement.


     2.08 Goodwill. All goodwill associated with the Business and the Business Assets.

     2.09 Miscellaneous Assets. All (i) counterclaims and defenses relating to Assumed Liabilities and (ii) Prepaid Expenses, associated with the Business as prorated to Buyer pursuant to Article 4.


                                     ARTICLE 3
                                  EXCLUDED ASSETS

     Notwithstanding anything, express or implied, to the contrary contained in this Agreement, the following assets of Seller and Seller's Affiliates are excluded from the transaction described by this Agreement and shall not constitute a portion of the Business Assets (the "Excluded Assets"):

     3.01  Promissory Notes.  All promissory notes payable to the Seller.

     3.02 Cash and Investments. All cash on hand or in banks, including cash equivalents and investments.

     3.03 Prepaid Taxes, Expenses and Advances. All Prepaid Expenses, as prorated to Seller in accordance with Article 4.

     3.04 Tax Withholdings. All Taxes withheld by Seller from its employees' salaries and wages, and other Taxes of Seller incurred by it as an employer or as a vendor, which Seller is obligated to pay, and rights to claims for refunds of Taxes.

     3.05  Seller's Name and Trademarks.  All rights in the trade name
ASARCO or any other trademark or trade name of Seller, other than as provided in Section 2.07.

     3.06 Insurance Policies. All insurance policies, agreements and contracts and all rights in connection therewith the proceeds or benefits thereof.

         3.07 Business Records. All records with respect to employees, the divestiture of the Business and all other business records not described in
Section 2.05.

         3.08 Corporate Computer Assets. All corporate computer systems and licenses (including, without limitation, Seller's electronic mail systems, mine planning systems, accounting systems, metals trading systems, freight related systems and fixed asset management systems), which are listed in Disclosure
Schedule 3.08, provided that Seller shall provide Buyer with use of certain of such systems or software pursuant to the Transitional Services Agreement.

         3.09 Other Assets. All other assets of Seller and its Affiliates that do not constitute Business Assets, including, without limitation: (a) any of Seller's offices or properties located outside of Missouri; (b) exploration properties within Missouri which are not contiguous to the Mines; (c) Non-transferable Contracts as set forth on Disclosure Schedule 3.09; (d) the Receivables; (e) any amounts awarded to Seller in connection with the proceeding initiated by Seller and Buyer seeking recovery of sales tax paid to the State of Missouri; and (f) any assets, including, without limitation, contracts or agreements, allocated or attributable to employee benefit plans or other compensation or benefit arrangements of Seller and/or its Affiliates, whether or not held in trust.

                                   ARTICLE 4

                  PURCHASE PRICE AND MISCELLANEOUS EXPENSES

         Subject to the terms and conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery by Seller of the Business Assets, Buyer and Seller agree as follows:

         4.01 Assumption of Liabilities. (a) Pursuant to the terms of the Undertaking of Assumption and except as otherwise provided in this Agreement, Buyer shall assume and agree to pay, discharge and perform when due all liabilities and obligations (whether known or unknown, fixed or contingent), to the extent that such liabilities and obligations arise out of the conduct of the Business or the use, ownership or operation of the Business Assets from and after Closing (the foregoing being hereinafter referred to as the "Assumed Liabilities"), including liabilities for any Environmental Claims as provided under Article 17 ("Assumed Environmental Liabilities"). The Assumed Liabilities include, but are not limited to, all obligations arising on the Closing Date and at any time after the Closing under Contracts, Permits, Leases and other agreements assigned by Seller to Buyer in accordance with this Agreement.

         (b) Pursuant to an agreement substantially in the form of the Equipment Sublease, Buyer shall assume all liabilities of Seller arising with
respect to the Leased Equipment under the Master Lease Agreement.   The Parties
acknowledge and agree that the Equipment Sublease is subject to the comments of the Lessor (as defined therein), provided that such comments are reasonably acceptable to the Parties.

         4.02 Excluded Liabilities. Except as provided in Section 4.01, Buyer shall not assume any liabilities and obligations (whether known or unknown, fixed or contingent) of Seller to the extent that such liabilities and obligations arise out of the conduct, ownership, use or operation of the Business or the Business Assets prior to the Closing Date ("Excluded Liabilities"). The Excluded Liabilities include, without limitation, the following:

         (a)  Accounts payable incurred prior to the Closing Date;

         (b) Wages and salaries earned by employees of the Business prior to the Closing Date pursuant to Section 10.02 or any obligations of Seller in respect of workers' compensation claims as set forth in Section 10.03;

         (c) All liabilities and claims incurred, accrued or earned under any employee benefit plan or other compensation or benefit arrangement of Seller or its Affiliates, to the extent provided in Article 10;

         (d) Liabilities, whether presently existing or arising hereafter, attributable to an Excluded Asset;

         (e) Liabilities of Seller for Taxes relating to the conduct of the Business or the ownership, conduct, use or operation of the Business Assets prior to the Closing, other than as described in Sections 4.06(a) and 4.07(a) of this Agreement; and

         (f) As provided under Article 17, liabilities for any Environmental Claims to the extent such liabilities arise out of the use, ownership or operation of the Business Assets or the conduct of the Business prior to Closing ("Excluded Environmental Liabilities").

         4.03 Purchase Price. (a) The purchase price ("Purchase Price") of the Business Assets shall be the sum of:

         (1) Forty-Five Million Dollars ($45,000,000) for the Business Assets (other than Inventory) and for all other rights and obligations contemplated hereunder;

         (2) the value of the Inventory computed in accordance with Section 4.03(b); and

         (3) the transfer by Buyer to Seller of the Sugar Creek Assets, in accordance with Section 4.09.

         (b) (1) The Seller and the Buyer have jointly carried out a physical inventory and agreed to a calculation of the value of the Inventory as of June 30, 1998 in accordance with the Accounting Principles for Inventory Valuation described in Disclosure Schedule 4.03(b) hereof. From June 30, 1998 to the Closing Date, the Seller shall account for additions to and subtractions from the Inventory in accordance with its normal accounting procedures. Five Business Days prior to Closing, Seller shall provide to Buyer a report (the "Pre-Closing Inventory Report") setting out the value of the Inventory, computed in accordance with the Inventory Valuation Procedure described in Disclosure
Schedule 4.03(b) hereof, as of the date which is the last day in the calendar month preceding the month which includes the Closing Date, provided that if the Closing occurs in the first seven days of a calendar month, the Pre-Closing Inventory Report shall be as of the last day of the second preceding calendar month. The
Pre-Closing Inventory Report shall be the basis for the payment at Closing for Inventory.

         (2) No later than 30 days following Closing, Seller shall provide to Buyer a report (the "Closing Inventory Report") setting forth the Inventory value at Closing, using the same valuation methods as were used in preparing the Pre-Closing Inventory Report. Seller shall make available to Buyer Seller's books, records and personnel related to and involved in the calculation of such actual values, and Buyer shall make available to Seller the Business books, records and personnel transferred to Buyer to the extent reasonably necessary for Seller to complete such valuations.

         (A) If the value for Inventory shown on the Closing Inventory Report is greater than the value shown on the Pre-Closing Inventory Report, Buyer shall remit to Seller such difference within ten days of receipt by Buyer of the Closing Inventory Report; and

         (B) If the value for Inventory shown on the Closing Inventory Report is less than the value shown on the Pre-Closing Inventory Report, Seller shall remit to Buyer such difference within ten days of receipt by Buyer of the Closing Inventory Report.

         (3) By submittal of a written objection thereto no later than 20 business days following receipt of the Closing Inventory Report, Buyer may dispute any amounts reflected on such report, but only on the basis that the amounts reflected thereon were not arrived at in accordance with the terms of this Agreement. Such objection shall identify each disputed item with a reasonable description of the amount in dispute and the nature of the objection. If Buyer and Seller are unable to resolve such dispute within 45 business days following Seller's receipt of Buyer's objection, they shall submit the open matter(s) to the firm of Pricewaterhouse Coopers LLP who shall, within 30 days of such submittal, issue a determination to both parties which determination shall have the legal effect of an arbitral award and be final and binding on the Parties. The fees and expenses of Pricewaterhouse Coopers LLP incurred pursuant to this Section 4.03 shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of disputed items so submitted that is unsuccessfully disputed by Buyer bears to the total amount of all disputed items so submitted.

         4.04 Payment Terms. (a) The Purchase Price provided in Section 4.03(a)(1) and (2) shall be payable in immediately available funds in United States Dollars by wire transfer to accounts of Seller at a bank or banks to be designated by Seller in writing to Buyer prior to the Closing Date.

         (b) Any amounts due from the Seller to the Buyer pursuant to Section 4.03(b)(2)(B) shall be payable in immediately available funds by wire transfer to accounts of the Buyer at a bank or banks to be designated by Buyer in writing to Seller prior to the Closing Date.

         4.05 Allocation. Not later than 30 days after the Closing Date, the Parties will agree as to (i) the value of the Sugar Creek Assets and (ii) the allocation of the Purchase Price (including for purposes of this Section 4.05, any other consideration paid to Seller, including consideration in the form of liabilities being assumed or royalties or earnings being received as described in Section 4.10 or Section 4.11) among the various categories of Business Assets and rights transferred to or otherwise acquired by Buyer pursuant to this Agreement. The allocation as so agreed (with any resulting adjustments to asset values arising out of application of Section 4.03(b)(3) above) shall be used by the Parties in reporting the transactions contemplated by this Agreement for all tax purposes, including as required by
Section 1060 of the Code. Neither Party shall take any position on any of its tax returns that is inconsistent with such allocation and each Party shall file U.S. Internal Revenue Service Form 8594 in a manner consistent with this allocation.

         4.06 Sales, Use, Transfer and Similar Taxes and Charges. (a) Buyer shall bear and pay all sales or use taxes, any applicable federal excise taxes, and any transfer, transfer gain, documentation, gross receipts, value added and other taxes and charges, as well as all interest and penalties thereon payable because of the action or inaction of Buyer, upon or with respect to the sale or transfer of the Business Assets by Seller to Buyer pursuant to this Agreement. To the extent that any applicable law or regulation imposes upon Seller the obligation to report or to pay such taxes, charges, interest or penalties, Seller shall issue an invoice to Buyer for the amount of such payments and shall effect such payments promptly upon receiving the amounts payable from Buyer and as soon as is practicable thereafter provide Buyer with evidence of such payments. If the sale or transfer of any or all of the Business Assets is exempt from such taxes or charges, Buyer shall provide Seller with a certificate from its Chief Financial Officer to this effect prior to the Closing Date.

         (b) Seller shall bear and pay all sales or use taxes, any applicable federal excise taxes, and any transfer, transfer gain, documentation, gross receipts, value added and other taxes and charges, as well as all interest and penalties thereon payable because of the action or inaction of Seller, upon or with respect to the sale or transfer of the Sugar Creek Assets by Buyer to
Seller  pursuant to this Agreement.   To the extent that any applicable law or
regulation imposes upon Buyer the obligation to report or to pay such taxes, charges, interest or penalties, Buyer shall issue an invoice to Seller for the amount of such payments and shall effect such payments promptly upon receiving the amounts payable from Seller and as soon as is practicable thereafter provide Seller with evidence of such payments. If the sale or transfer of any or all of the Sugar Creek Assets is exempt from such taxes or charges, Seller shall provide Buyer with a certificate from its Comptroller to this effect prior to the Closing Date.

         4.07 Property Taxes. (a) All applicable real and personal property taxes levied or assessed for the tax year in which the Closing occurs against the Business Assets shall be prorated and shall be the responsibility of Seller up to and including midnight preceding the Closing Date; the balance of any such taxes shall be borne by Buyer; or, if Seller shall have paid any of the same, Buyer shall promptly reimburse Seller therefor.

         (b) All applicable real and personal property taxes levied or assessed for the tax year in which the Closing occurs against the Sugar Creek Assets shall be prorated and shall be the responsibility of Buyer up to and including midnight preceding the Closing Date; the balance of any such taxes shall be borne by Seller; or, if Buyer shall have paid any of the same, Seller shall promptly reimburse Buyer therefor.

         4.08 Miscellaneous Charges. At the Closing, the following charges with respect to the transactions contemplated by this Agreement shall be paid, prorated or handled by the Parties, as follows:

         (a) Any fees, expenses, charges or accruals for utilities shall be prorated to and including midnight preceding the Closing Date and shall be paid by Seller, in the case of the Business, by the Buyer, in the case of the Sugar Creek Project, and all said amounts applicable to the period after midnight preceding the Closing Date, shall be paid by Buyer, in the case of the Business, and by the Seller, in the case of Sugar Creek Project.

         (b) Any Prepaid Expenses relating to the Business shall be prorated between the parties, and Buyer shall reimburse Seller for amounts paid that relate to periods on or after the Closing Date for the Business and Seller shall reimburse Buyer for amounts paid that relate to periods on or after the Closing Date for the Sugar Creek Project.

         (c) Premiums and other charges for the issuance of a title insurance policy on the Plant, if any is desired by Buyer, shall be paid by Buyer.

         (d) The cost for a new survey of the Plant, and preparing a plat thereof, if any is desired by Buyer, should be paid by Buyer, and the cost of a new survey of the Sugar Creek Project, and preparing a plat thereof, if any is desired by Seller, shall be paid by Seller.

         (e) The parties shall share equally the filing fee paid by Buyer in respect of its filing under the HSR Act.

         (f) Buyer shall pay Seller the amount of $40,000 in respect of property acquired by the Seller from Marvin Richards immediately prior to the Effective Date.

         4.09 Conveyance of Sugar Creek Project. Buyer shall grant, sell, convey, transfer and deliver unto Seller, and Seller agrees to purchase, accept and take delivery of the following assets of Buyer free and clear of all Liens other than Permitted Liens, and assume all obligations under any underlying lease pertaining to the Sugar Creek Project (collectively, the "Sugar Creek Assets") as of the Closing Date:

         (a) All of Buyer's interest in land located in Jackson and Smith Counties, Tennessee, described in Buyer Disclosure Schedule Section 4.09(a), together with all of Buyer's interest in Mineral Substances and mineral reserves contained in such land;

         (b) All exploration, mining, laboratory and other machinery and equipment used primarily in connection with the Sugar Creek Project, as listed in Buyer Disclosure Schedule Section 4.09(b);

         (c) To the extent transferable or assignable to Seller without breaching any applicable law or regulation or any other enforceable obligation of Buyer, all rights in and to all Permits obtained by Buyer in connection with the Sugar Creek Project, as listed in Buyer Schedule
    Section 4.09(c);

         (d) All contracts or agreements which are related primarily to the Sugar Creek Project, as listed in Buyer Disclosure Schedule Section 4.09(d); and

         (e) All written or electronic information held or controlled by Buyer relating to geological or geophysical surveys, drill cores and assays in respect of the Sugar Creek Assets.

         4.10 Royalty Agreement. In partial consideration for the Business and the Business Assets, Buyer and Seller shall enter into the Royalty Agreement on the Closing Date.

         4.11 Release from Lone Star Earn Out. Buyer shall be released from its profit participation obligations created by Section 2.1(iv) of the Asset Purchase Agreement dated August 31, 1995 among Lone Star Lead Construction Corp., the Seller and the Buyer (such release, the "Lone Star Release").

                                   ARTICLE 5

                              SELLER'S WARRANTIES

         Except as otherwise provided in this Agreement, Seller warrants that as of the Effective Date and as of the Closing Date:

         5.01 Organization, Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has corporate power to own the Business Assets and to carry on the Business as now being conducted.

         5.02 No Conflict with Other Instruments or Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation of the transactions contemplated by this Agreement by Seller will:

         (a) violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Seller, or any law, rule, regulation, order, judgment or decree by which Seller, the Business or any of the Business Assets may be bound; or

         (b) conflict with, result in a breach of the terms and conditions of, or result in the imposition of any Lien (other than Permitted Liens) with respect to any of the Business Assets as a result of any provision of, or constitute a default under, any agreement (except with respect to any Contract under which a default is caused by the assignment thereof by Seller) to which Seller or the Business is a party or by which either of them or any of the Business Assets may be bound.

         5.03 Authorization; Binding Effect. Seller has the corporate power, including all necessary authorization in respect of corporate action on the part of Seller, to execute, deliver and fulfill the provisions of this Agreement, and this Agreement constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and rules and laws concerning equitable remedies.

         5.04 Litigation and Investigations. Except as disclosed to Buyer in Disclosure Schedule 5.04 or 5.05, there is no litigation, action, investigation or proceeding pending or, to Seller's knowledge, threatened against or relating to the Business or the Business Assets other than those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; nor has Seller received any written notice (nor, to Seller's knowledge, are any pending) from any person or Federal, state, or municipal government, or governmental or regulatory agency threatening to institute same; and the use or operation of the Business Assets is not subject to any injunction, order, judgment, writ or decree other than those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         5.05 Environmental Matters. Except as disclosed to Buyer in Disclosure Schedule 5.05, there are no pending Environmental Claims which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor has Seller received any written notice of any Environmental Claims which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor to Seller's knowledge are there any facts or circumstances relating to the Business Assets or the Business that would reasonably be expected to give rise to any Environmental Claims which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Disclosure Schedule 5.05, Seller has received all Environmental Permits required for operation of the Plant and Leased Premises, including the emission and/or disposal of solid, liquid and gaseous materials from the operations at the Plant and Leased Premises and is operating in conformance with such permits and approvals required under any Environmental Laws and the Business and the Business Assets are otherwise in compliance with all applicable Environmental Laws and Environmental Permits, except in those instances in which failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.06 Title to Real Property. Seller has good title in fee simple, such that Buyer could obtain title insurance with respect to surface rights from a recognized insurer at a reasonable cost, to the Plant, including all Owned Mining Reserves, and the Manager's Residence, free and clear of any mortgage, judgment, security interest, restriction, lease, Liens or other encumbrance of any nature other than Permitted Liens, subject, however, to the following (collectively, the "Permitted Exceptions"):

         (a) real estate taxes and installments of governmental assessments for public improvements benefiting the Plant or the Manager's Residence for the tax year in which the Closing Date occurs;

         (b) all matters which an inspection of the Plant or the Manager's Residence would show, as are set forth on Disclosure Schedule 5.06; and

         (c) those exceptions and reservations to Seller's title in the Land and the Manager's Residence as set forth in Disclosure Schedule 5.06.

         5.07 Leases. Disclosure Schedule 5.07 sets forth a list of all Leases, including a list of Leased Mining Reserves. No party to any Lease has notified Seller that it considers Seller to be in breach thereof, and to Seller's knowledge neither the Seller nor any other party to any

Lease has breached or is contemplating the breach thereof. Except as stated in Disclosure Schedule 5.07, Seller has not defaulted with respect to any Lease, other than those defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.08  Title to Tangible Property.  Except as set forth on Disclosure
Schedule 5.08, Seller has good and marketable title to the Machinery and Equipment, Inventory and other tangible property excluding the Plant and the Leased Equipment, free and clear of all Liens, other than Permitted Liens.

         5.09 Contracts and Other Agreements. (a) Disclosure Schedule 5.09 sets forth a list of Contracts, including a list of Material Contracts. No party to any Material Contract has notified Seller that it considers Seller to be in breach thereof, and to Seller's knowledge no other party to any Material Contract has breached or is contemplating the breach thereof. Except as set forth on Disclosure Schedule 5.09, Seller has not materially breached or defaulted with respect to any Material Contract nor does Seller know of any fact which, if known, would result in a breach, other than in each case those defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) Seller makes no warranty with regard to the assignability of rights or delegation of duties under the Contracts. Subject to confidentiality restrictions, Buyer shall form its own opinion with regard to the enforceability of the commitments of any party thereto therein contained, compliance by the other parties thereto with their undertakings thereunder, and assignability thereof, and ongoing obligations of Buyer to such other parties after Buyer's assumption of obligations as set forth in Section 4.01.

         5.10 Compliance with Law; Governmental Consents. (a) Except as set forth in Disclosure Schedule 5.10 or as otherwise set forth herein, to Seller's knowledge, the operations of the Business as conducted by Seller are in compliance with all applicable laws, regulations and codes of the Federal, state or municipal governments, or other governmental or regulatory bodies having jurisdiction over the Business except in those instances in which failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and Seller has not been notified in writing of, nor to Seller's knowledge is there, any noncompliance therewith.

         (b) Except for filing and approval requirements under the HSR Act or any other antitrust pre-merger or pre-acquisition requirements, no consent, authorization, or approval of, or exemption by, or filing with, any court or governmental, public, or self-regulatory body or authority, is required in connection with the execution, delivery and performance by Seller of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated to be taken by Seller, except where the failure to obtain or make any such consent, authorization, approval, exemption or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.11 Permits. All Permits required to operate the Business and the Business Assets, as operated by Seller, are set forth on Disclosure Schedule
5.11.  The Business and the

Business Assets are operated by Seller in compliance with all Permits, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.12 Brokers or Finders. Seller has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement.

         5.13 Taxes. There are no Taxes of Seller, or deficiencies in Taxes or claims for Taxes against Seller, for any taxable period that could become a liability of, or which could be assessed or collected against Buyer, or become a Lien on any Business Assets. No Taxes related to the Business Assets are in arrears or in material dispute.

         5.14 Labor Matters. (a) Except as set forth in Disclosure Schedule 5.14(a), Seller has no oral or written labor contracts or collective bargaining agreements relating to the Transferred Employees.

         (b) The Seller has complied with all applicable laws relating to the employment of personnel and labor, occupational safety, plant closing, layoffs, employee benefits, collective bargaining and federal contracting, except for those failures to comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (c) Neither Seller nor any Affiliate contributes to, or is or has been obligated to contribute to, any multiemployer plan (as defined in Section 3(37) of ERISA) on behalf of any employee of the Business.

         (d) Set out in Disclosure Schedule 5.14(d) is a listing of each employee benefit plan, within the meaning of Section 3(3) of ERISA, in which employees of the Business participate.

         5.15 Disclosure. No representation or warranty of Seller contained in this Agreement or any other agreements, disclosure schedules or documents to be executed and delivered by Seller pursuant hereto or in connection herewith is untrue or omits or misstates a material fact necessary in order to make the statements herein or therein not misleading.

         5.16 Year 2000 Compliance. Seller makes no present or future warranty, covenant, or representation, express or implied, and there is no condition including, without limitation, any warranty or condition of merchantability or fitness for a particular purpose, as to the sufficiency of its efforts relating to the year 2000 problem (a data handling problem relating to the Year 2000 date change that would cause a computer system, software or other equipment that may contain an embedded computer chip or computer algorithm to fail to correctly perform, process and handle date-related data for the dates within and between the twentieth and twenty-first centuries and all other centuries) (the "Year 2000 Problem"), whether the hardware, software, computer systems, or equipment are Year 2000 compliant or whether the Business will incur a Year 2000 Problem at any time in the future; the risks of the same and the costs of correction of any Year 2000 Problem related to the Business after the Closing are for Buyer's account. In no event will Seller be responsible for any direct, indirect, punitive or consequential damages arising, in whole or in part, from a Year
2000 Problem.

         5.17 Financial Statements. (a) Seller has furnished to Buyer the audited balance sheets of the Missouri Lead Division of Seller as of the fiscal years ended December 31, 1996 and 1997, and the related statements of income, shareholders' equity and changes in financial position for the years then ended, all certified by Coopers & Lybrand LLP. Except as set forth in the notes thereto, such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the financial condition and the results of operations of the Missouri Lead Division of Seller as of the dates thereof and for the periods covered thereby.

         (b) Seller has furnished to Buyer an unaudited statement of earnings and a balance sheet of the Missouri Lead Division for the period from January 1, 1998 to April 30, 1998, which has been prepared in a manner which is consistent with the audited financial statements referred to in Section 5.17(a) and fairly presents the results of operations and the cash flows of the Missouri Lead Division for the period covered thereby.

         5.18  Intellectual Property Rights.   Except as disclosed in
Disclosure Schedule 5.18, Seller (i) owns all rights to, has good title to, or has valid and subsisting license rights to use (as currently used) and (ii) has the right to convey all Intellectual Property used in connection with the Business. Seller has not received notice that it is infringing upon the Intellectual Property of any person, no claim is pending or, to the knowledge of Seller, has been made to the effect that Seller is infringing upon the Intellectual Property rights of any person. Other than the "ASARCO" mark and the "Glover Lead" brand name registered with the London Metals Exchange, there are no trademarks, services marks or brand names used in the conduct of the Business.

         5.19  Affiliate Transactions.  Except as disclosed in Disclosure
Schedule 5.19, as of the date of this Agreement, (i) there are no intercompany liabilities between the Seller and any Affiliate of Seller which relate primarily to the Business or the Business Assets, (ii) no Affiliate of Seller provides or causes to be provided any asset, services, or facilities to the Business, (iii) the Business does not provide or cause to be provided any asset, services, or facilities to any Affiliate of the Seller, (iv) there are no intracompany liabilities between any divisions, formal or informal, of the Seller. All transactions listed on Disclosure Schedule 5.19 were concluded on an arm's-length basis.

         5.20 Mineral Reserves. Seller has heretofore made available to Buyer information regarding estimates as to the lead ore reserves contained in the Mines. Such information and estimates were prepared for Seller in the ordinary course of business in accordance with Seller's customary practice by persons who are qualified to make such estimates and in accordance with accepted geologic and engineering practice.

         5.21 Operation in Ordinary Course. Except for events and activities related to, in connection with or in contemplation of the transactions contemplated by this Agreement, the Business has been operated in the ordinary course since April 20, 1998.

         5.22 No Other Representations or Warranties. Except as otherwise expressly set forth in this Agreement, or any other agreement, document or instrument to be executed and delivered by Seller pursuant to or in connection with this Agreement, neither Seller nor any Affiliate, agent or representative of Seller, has made, and Seller is not liable for or bound in any manner by, any warranties of merchantability or fitness for a particular purpose, or any express or implied warranties, guarantees, promises, statements, inducements, representations, or information pertaining to the Business Assets or any part thereof, and without limiting the foregoing, except as expressly set forth in this Agreement, Seller is not liable for or bound by (and Buyer has not relied upon) any verbal or written statements, representations, or any other information respecting any portion of the Business Assets furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller.

         5.23 No Warranty of Probable Success or Condition of Assets. Seller makes no warranty regarding the probable success or profitability of the ownership, use or operation of the Business Assets after the Closing. Seller makes no warranty as to the physical condition or suitability for any particular purpose of any of the Business Assets, individually or collectively, which are all being purchased on an "as is, where is" basis.

                                   ARTICLE 6

                              BUYER'S WARRANTIES

         Buyer warrants that as of the Effective Date:

         6.01 Organization, Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to execute, deliver and perform this Agreement.

         6.02 No Conflict with Other Instruments or Agreements. Neither the execution, delivery or performance of this Agreement by Buyer, nor the consummation of transactions contemplated by this Agreement by Buyer will:

         (a) violate any provision of the Buyer's Certificate of Incorporation, By-Laws or similar constitutional documents of Buyer, or any law, rule, regulation, order, judgment or decree by which the Buyer may be bound; or

         (b) conflict with, result in a breach of the terms and conditions of, or constitute a default under, any agreement to which Buyer is a party or by which it may be bound.

         6.03 Authorization, Binding Effect. (a) Buyer has all requisite power and authority to execute, deliver and fulfill the provisions of this Agreement, and this Agreement constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and rules and laws concerning equitable remedies.

         (b) Except for filing and approval requirements under the HSR Act or any other antitrust pre-merger or pre-acquisition requirements, and except as set forth in Buyer Disclosure Schedule 6.03, no consent, authorization, or approval of, or exemption by, or filing with, any court or governmental, public, or self-regulatory body of authority, is required in connection with the execution, delivery and performance by Buyer of this Agreement or of any of the instruments or agreements herein referred to, or the taking of any action herein contemplated to be taken by Buyer, except where the failure to obtain or make any such consent, authorization, approval, exemption or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.04 Brokers or Finders. Buyer has incurred no obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement.

         6.05 Litigation and Investigations. Except as disclosed to Seller in Buyer Disclosure Schedule 6.05 or 6.06, there is no litigation, action, investigation or proceeding pending or, to Buyer's knowledge, threatened against or relating to the Sugar Creek Assets other than those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; nor has Buyer received any written notice (nor to Buyer's knowledge are any pending) from any person or Federal, state, or municipal government, or governmental or regulatory agency threatening to institute same; and the use or operation of the Sugar Creek Assets is not subject to any injunction, order, judgment, writ or decree other than those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         6.06 Environmental Matters. Except as disclosed to Seller in Buyer Disclosure Schedule 6.06 there are no pending Environmental Claims which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor has Buyer received any written notice of any Environmental Claims which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor to Buyer's knowledge are there any facts or circumstances relating to the Sugar Creek Assets that would reasonably be expected to give rise to any Environmental Claims which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Buyer Disclosure Schedule 6.06, Buyer has received all Environmental Permits required for exploration operations of the Sugar Creek Project as conducted by Buyer and Buyer is operating in conformance with such permits and approvals required under any Environmental Laws and the Sugar Creek Assets are otherwise in compliance with all applicable Environmental Laws and Environmental Permits, except in those instances in which failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Sugar Creek Project.

         6.07 Title to Real Property. Buyer has good title in fee simple, such that Seller could obtain title insurance with respect to surface rights from a recognized insurer at a reasonable cost, to the land listed on Buyer Disclosure Schedule 4.09(a) constituting a part of the Sugar Creek Assets, free and clear of Liens or other encumbrance of any nature other than Permitted Liens, subject, however, to the following exceptions:

         (a) real estate taxes and installments of governmental assessments for public improvements benefiting the Sugar Creek Project for the tax year in which the Closing Date occurs;

         (b) all matters which an inspection of the Sugar Creek Assets would show, as are set forth in Buyer Disclosure Schedule 6.07; and

         (c) those exceptions and reservations to Buyer's title in the Land as set forth in Buyer Disclosure Schedule 6.07.

         6.08 Leases. Buyer Disclosure Schedule 6.08 sets forth a list of all leases of leased real or personal property, including a list of leases of mining reserves or in respect of leased Mineral Substances, related to the Sugar Creek Project. No party to any such lease has notified Buyer that it considers Buyer to be in breach thereof, and to Buyer's knowledge neither the Buyer nor any other party to any such lease has breached or is contemplating the breach thereof. Except as stated in Buyer Disclosure Schedule 6.08, Buyer has not defaulted with respect to any lease set out in such schedule, other than those defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Sugar Creek Project.

         6.09 Title to Tangible Property. Buyer has good and marketable title to the machinery and equipment and other tangible property listed on Buyer's Disclosure Schedule 4.09(b), free and clear of all Liens, other than Permitted Liens.

         6.10 Contracts and Other Agreements. (a) Buyer Disclosure Schedule 4.09(d) sets forth a list of contracts related to the Sugar Creek Project. No party to any such contract has notified Buyer that it considers Buyer to be in breach thereof, and to Buyer's knowledge no other party to any such contract has breached or is contemplating the breach thereof. Except as set forth on Buyer Disclosure Schedule 4.09(d), Buyer has not defaulted with respect to any such contract, other than those defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) Buyer makes no warranty with regard to the assignability of rights or delegation of duties under the contracts listed on Buyer Disclosure
Schedule 4.09(d). Subject to confidentiality restrictions, Seller shall form its own opinion with regard to the enforceability of the commitments of any party thereto therein contained, compliance by the other parties thereto with their undertakings thereunder, and assignability thereof, and ongoing obligations of Seller to such other parties after Seller's assumption of obligations thereunder.

         6.11  Compliance with Law; Governmental Consents.   Except as set
forth in Buyer Disclosure Schedule 6.11 or as otherwise set forth herein, to Buyer's knowledge, the exploration and all other operations of the Sugar Creek Project as conducted by Buyer are in compliance with all applicable laws, regulations and codes of the Federal, state or municipal governments, or other governmental or regulatory bodies having jurisdiction over the Sugar Creek Project, its facilities or its operations, except in those instances in which failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect, and the Buyer has not been notified in writing of, nor to Buyer's knowledge is there, any noncompliance therewith.

         6.12 Permits. All Permits required to conduct the exploration and all other operations as conducted by Buyer in respect of the Sugar Creek Project are set forth on Buyer Disclosure Schedule 4.09(c). The Sugar Creek Project and the Sugar Creek Assets have been explored and otherwise operated by Buyer in compliance with all Permits, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.13 Taxes. There are no Taxes of Buyer, or deficiencies in Taxes or claims for Taxes against Buyer, for any taxable period that could become a liability of, or which could be assessed or collected against Seller, or become a Lien on any Sugar Creek Assets. No Taxes related to the Sugar Creek Assets are in arrears or in material dispute.

         6.14 Employee Matters. As of the date of this Agreement, Buyer has no employee whose employment relates primarily to the operation of the Sugar Creek Project or the maintenance or protection of the Sugar Creek Assets. There are no agreements with former employees, agents, independent contractors or contractors in respect of the Sugar Creek Project which are not disclosed in this Agreement and there are no employees that will be transferred with the Sugar Creek Project.

         6.15 Disclosure. No representation or warranty of Buyer contained in this Agreement or any other agreements, Buyer's Disclosure Schedules or documents to be executed and delivered by Buyer pursuant hereto or in connection herewith is untrue or omits or misstates a material fact necessary in order to make the statements herein or therein not misleading.

         6.16 No Other Representations or Warranties. Except as otherwise expressly set forth in this Agreement, or any other agreement, document or instrument to be executed and delivered by Buyer pursuant to or in connection with this Agreement, neither Buyer nor any Affiliate, agent or representative of Buyer, has made, and Buyer is not liable for or bound in any manner by, any warranties of merchantability or fitness for a particular purpose, or any express or implied warranties, guarantees, promises, statements, inducements, representations, or information pertaining to the Sugar Creek Assets or any part thereof, and without limiting the foregoing, except as expressly set forth in this Agreement, Buyer is not liable for or bound by (and Seller has not relied upon) any verbal or written statements, representations, or any other information respecting any portion of the Sugar Creek Assets furnished by Buyer or any broker, employee, agent, consultant or other person representing or purportedly representing Buyer.

         6.17 No Warranty of Probable Success or Condition of Assets. Buyer makes no warranty regarding the probable success or profitability of the ownership, use or operation of the Sugar Creek Assets after the Closing. Buyer makes no warranty as to the physical condition or suitability for any particular purpose of any of the Sugar Creek Assets, individually or collectively, which are all being purchased on an "as is, where is" basis.

                                     ARTICLE 7

                                 BUYER'S INDEMNITY

         Subject to the limitations and procedures set forth in Article 16 hereof, and except for Environmental Claims that are dealt with exclusively in
Article 17 hereof, after the Closing Date Buyer shall indemnify and hold each of the Seller Indemnified Parties harmless against and in respect from all Losses actually incurred by such Seller Indemnified Parties to the extent that such Losses arise out of:

         7.01 Assumed Liabilities. The Assumed Liabilities assumed by Buyer as required by Section 4.01 or pursuant to the Undertaking of Assumption.

         7.02 Buyer's Ownership, Use or Operation of the Business Assets. Buyer's ownership, use or operation of the Business Assets on or after the Closing Date.

         7.03 Breach of Warranty. Any breach of any of the warranties of Buyer contained in this Agreement, or in any document delivered in connection herewith, or nonfulfillment of any agreement or covenants on the part of Buyer under this Agreement or in any document delivered in connection herewith.

                                     ARTICLE 8

                                 SELLER'S INDEMNITY

         Subject to the limitations and procedures of Article 16 hereof, and except for Environmental Claims that are dealt with exclusively in Article 17 hereof, after the Closing Date Seller shall indemnify and hold the Buyer Indemnified Parties harmless against and in respect from all Losses actually incurred by such Buyer Indemnified Parties to the extent such Losses arise out of:

         8.01  Excluded Liabilities.  The Excluded Liabilities.

         8.02 Seller's Ownership, Use or Operation of the Sugar Creek Assets. Seller's ownership, use or operation of the Sugar Creek Assets on or after the Closing Date.

         8.03 Breach of Warranty. Any breach of any of the warranties of Seller contained in this Agreement or any document delivered in connection herewith, or nonfulfillment of any agreement or covenants on the part of Seller under this Agreement or any document delivered in connection herewith.

                                     ARTICLE 9

                                   INTERIM PERIOD

         Seller and Buyer covenant and agree that between the date of this Agreement and the Closing Date:

         9.01 Due Diligence, Confidentiality. Buyer, its counsel, accountants and other representatives shall be permitted reasonable access during normal business hours to the Mines, the Smelter, the Leased Premises and to Seller's books, records, Contracts, commitments and other data at the Plant, the Leased Premises or other Seller locations directly related to the operation of the Business Assets or the Business. It is expected that between the date of this Agreement and either the Closing Date or termination of this Agreement, whichever is first to occur, Seller may give Buyer information that Seller considers confidential.
In that event, Buyer shall require that all its representatives granted access to such data shall treat such data and information as confidential in accordance with the Confidentiality Agreement between the Parties, dated
March 24, 1997, notwithstanding any termination of this Agreement. Such obligation of the Buyer shall continue following the Closing, except with respect to information relating to the Business Assets.

         9.02 Operate Business Assets in Ordinary Course. Except as otherwise provided in this Agreement, or otherwise consented to or requested by Buyer in writing, Seller, to the best of its ability, shall operate and maintain the Business and Business Assets solely in the ordinary course of business consistent with past practice (except as otherwise provided herein or for events beyond Seller's reasonable control), so as not to diminish the value of the Business or the Business Assets in a way which would reasonably be expected to have a Material Adverse Effect.

         9.03 No Material Change or Material Commitments to Business Assets. Seller shall not, without the prior written consent or at the written request of
Buyer:

         (a) demolish, remove, alter, enlarge or dispose of any of the Business Assets (including Inventory) other than in the ordinary course of business consistent with past practice, other than removal of any of the Excluded Assets described in Article 3, provided that nothing in this Agreement shall be deemed to prohibit Seller from duplicating and removing for its own use copies of the Business Records;

         (b) make any individual commitments exceeding $100,000 or aggregate commitments exceeding $1,000,000 with respect to the Business Assets; and

         (c) make any material change in the Plant, the Leased Premises or Seller's operation of the Business or the Business Assets.

         9.04 Due Diligence, Confidentiality. Seller, its counsel, accountants and other representatives shall be permitted reasonable access during normal business hours to the Sugar Creek Assets and to Buyer's books, records, contracts, commitments and other data at the Sugar Creek Assets or other Buyer locations directly related to the operation of the Sugar Creek Assets or the Sugar Creek Project. It is expected that between the date of this Agreement and either the Closing Date or termination of this Agreement, whichever is first to occur, Buyer may give Seller information that Buyer considers confidential. In that event, Seller shall and shall require that all its representatives granted access to such data shall, treat such data and information as confidential notwithstanding any termination of this Agreement. Such obligation of the Seller shall continue following the Closing, except with respect to information relating to the Sugar Creek Assets.

         9.05 Operate Sugar Creek Assets in Ordinary Course. Except as otherwise provided in this Agreement, or otherwise consented to or requested by Seller in writing, Buyer, to the best of its ability, shall maintain the Sugar Creek Project and Sugar Creek Assets solely in the ordinary course of business consistent with past practice (except as otherwise provided herein or for events beyond Buyer's reasonable control), so as not to diminish the value of the Sugar Creek Project or the Sugar Creek Assets in a way which would reasonably be expected to have a Material Adverse Effect; provided, however, that the Buyer does not intend to conduct any further exploration activities (including any further on-ground or offsite activities) relating to the Sugar Creek Project.

         9.06 No Material Change or Material Commitments to Sugar Creek Assets. Buyer shall not, without the prior written consent or at the written request of Seller:

         (a) demolish, remove, alter, enlarge or dispose of any of the Sugar Creek Assets other than in the ordinary course of business consistent with past practice;

         (b)  make any commitments with respect to the Sugar Creek Assets; and

         (c) make any material change in the Sugar Creek Assets or Buyer's operation of the Sugar Creek Project.

         9.07 Work Diligently Towards Closing. Buyer and Seller shall each use their reasonable best efforts to work diligently, including obtaining all necessary governmental approvals and filings, towards completing the transaction contemplated by this Agreement on the scheduled Closing Date.

         9.08 Prompt Notification of Breach. Each Party shall use its reasonable best efforts to notify the other Party of any breach of any of the notified Party's representations, warranties, covenants or agreements or of any circumstance or event reasonably likely to cause any of such representations, warranties, covenants or agreements to be breached.

         9.09 Transitional Services Agreement. If transitional services are requested by the Buyer, the Parties shall negotiate in good faith the terms, conditions and compensation to the Seller for such services, it being understood that the Seller has agreed in principle to provide transitional services such as computer software support, inventory management and payroll administration for a
limited period of time on an "at cost" basis.   The Parties have agreed that if
transitional services are requested by the Buyer, they shall be governed by an agreement substantially in the form of the Transitional Services Agreement, with such schedules regarding specific services as the Parties have agreed following good faith negotiations. The Parties acknowledge and agree, however, that if they are unable to reach agreement on the terms, conditions or compensation in respect of such specific transitional services prior to the Closing Date, the execution of the Transitional Services Agreement shall be deemed to have been waived by each Party as a condition to Closing.

                                     ARTICLE 10

                                  EMPLOYEE MATTERS

         10.01 Offer of Employment. (a) Not less than 15 days prior to the Closing Date, Seller shall advise Buyer in writing of those employees of the Business Seller wishes to retain as Seller's employees (the "Retained Employees"). Not less than seven days prior to the Closing Date, Buyer shall advise Seller in writing of those employees of the Business (other than Retained Employees) to whom Buyer does not intend to extend an offer of employment, the number of which shall not exceed 12 (the "Redundant Employees"). Effective as of the Closing, Seller shall terminate its employment of all employees of the Business, other than the Retained Employees and Redundant Employees. On the Closing Date, Buyer shall provide an offer of employment to all of the employees of the Business (other than Redundant Employees and Retained Employees), with each such offer providing for (i) substantially the same terms and substantially similar benefits as are then provided by Buyer to a similarly situated employee of Buyer and (ii) employment, if accepted by the employee, to be deemed effective for wage and benefit purposes as of the Closing Date. Each such offer shall be contingent upon the employee's (q) passing a drug test to be administered on behalf of the Buyer by a NIDA certified laboratory and (r) completion of the Buyer's employment application process to be administered during the eight Business Day period following the Closing Date. Buyer shall be responsible for and shall pay each former employee of the Business (other than Redundant Employees and Retained Employees) a fee for participation in Buyer's employment application process at a rate equivalent to the wage or salary rate paid to each such employee by the Seller. Neither Seller nor Buyer shall take any action intended to cause employees to reject Buyer's offer of employment. Not later than the 12th calendar day following the Closing Date, Buyer shall advise Seller of (x) those employees (other than Redundant Employees and Retained Employees) who did not satisfy the contingencies upon which the offer of employment was based and (y) those employees who have accepted Buyer's offer of employment. Those employees who have accepted such offer of employment, effective as of the Closing Date, shall be referred to herein as "Transferred Employees".

         (b) The term "Eligible Employees" shall mean all employees of the Business, other than Redundant Employees and Retained Employees, who pass the drug test administered on behalf of the Buyer by a NIDA certified laboratory during the eight Business Day period following the Closing Date.

         (c) Buyer covenants and agrees that it will comply with all state and federal laws which are applicable to its evaluation of the employees of the Business for employment by the Buyer and the extension of any offer of employment to such employees, including, without limitation, laws prohibiting employment discrimination.

         (d) In the event that 90% or more of all Eligible Employees do not satisfy the employment contingency specified in Section 10.01(a)(r), Buyer agrees to indemnify and hold Seller harmless against (i) any amounts payable in respect of severance or other termination benefits to former employees of the Business whose employment is terminated by Seller pursuant to Section 10.01(a) and (ii) any COBRA continuation coverage (as defined in Section 10.03) for such employees or their spouses or dependents.

         10.02 Accrued Wages, Salaries. Seller will pay to all Transferred Employees wages, salaries and bonuses earned prior to the Closing Date. Subject to Section 10.01(d), Seller will be solely responsible for the payment of wages, salaries, severance, termination benefits and other benefits to employees of the Business other than Transferred Employees.

         10.03 Welfare Liabilities. Except as specifically described herein, Seller shall retain and be responsible for all liabilities in connection with claims for services received or expenses incurred by employees of the Business, other than Transferred Employees, and in connection with claims incurred prior to the Closing Date by Transferred Employees, under Seller's employee welfare benefit plans (as defined in Section 3(l) of ERISA) and shall be responsible for compliance with the continuation health care coverage requirements of Code
Section 4980B and ERISA Sections 601 - 609 ("COBRA") under Seller's group health plans with respect to Transferred Employees as a result of events occurring prior to the Closing and with respect to Retained Employees and Redundant Employees as a result of all events. Buyer shall assume and be responsible for all liabilities in connection with claims for services received or expenses incurred or events occurring on and after the Closing Date with respect to Transferred Employees under any of Buyer's employee welfare benefit plans (as defined in Section 3(l) of ERISA), including, without limitation, provision of continuation coverage with respect to Transferred Employees in accordance with COBRA due to events occurring on or after the Closing Date. For purposes of the foregoing, a claim shall be considered incurred on the date treatment is rendered or a service performed. Workers' compensation claims of any Transferred Employees shall be the responsibility and liability of Seller if the injury or condition giving rise to the claim occurs or arises prior to the Closing Date and shall be the responsibility and liability of Buyer if the injury or condition giving rise to the claim occurs or arises on or after the Closing Date.

         10.04  Employee Benefit Plans - General.

         (a) Prior Service Credit: Buyer shall provide credit only for purposes of eligibility to participate and vesting under Buyer's Employee Benefit Plans for service of Transferred Employees with Seller and its subsidiaries and Affiliates prior to the Closing Date, but shall not provide credit for service for purposes of benefit determination, provided that if the prior service of a Transferred Employee does not meet the minimum requirements for vesting under Buyer's Employee Benefit Plans, such Transferred Employee will be credited with such prior service but will still be required to satisfy Buyer's requirements for vesting. Notwithstanding the foregoing, service of Transferred Employees prior to the Closing Date recognized under Seller's vacation policy shall be recognized by the Buyer under its vacation policies, but Transferred Employees will not receive credit for service with Seller and its subsidiaries and Affiliates prior to the Closing Date under any severance pay plan maintained by Buyer.

         (b) Enrollment in Buyer Benefit Plans: Effective on the Closing Date, Buyer shall enroll each Transferred Employee and their dependents in Employee Benefit Plans available for similarly situated employees of Buyer and shall cause any pre-existing conditions restrictions, waiting periods, or actively-at-work restrictions or similar limitations on participation or benefits to be waived to the extent necessary to provide full and immediate coverage under such Employee Benefit Plans. Buyer shall cause each such Employee Benefit Plan to take into account all co-payments and deductibles incurred by Transferred Employees or their dependents on and prior to the Closing Date, provided that Seller has advised Buyer within 14 days from the Closing Date of the amount of co-payments and deductibles paid by each Transferred Employee during 1998.

         (c)  Relation to Seller Benefit Plans:   Certain of the Transferred
Employees may be entitled to post-retirement or post-termination benefits under Seller provided Employee Benefit Plans (collectively, "Seller's Retirement Plans"). Buyer agrees that in respect of Transferred Employees, (i) enrollment in Seller's Retirement Plans shall not constitute evidence of medical insurance coverage for purposes of opting out of Buyer medical plans, (ii) Buyer's Employee Benefit Plans shall constitute the primary medical, life insurance and disability coverage for such employees, and (iii) Buyer shall cause such Employee Benefit Plans to be administered in such a way that benefits and coverage thereunder are not reduced or offset by any benefits or coverage provided or potentially available under Seller's Retirement Plans, and that such administration does not discriminate as between Buyer and Seller sponsored Employee Benefit Plans to the detriment of the Seller sponsored Employee Benefit Plans.

         10.05 Pension and Savings Plans. Effective as of the Closing Date, Seller shall fully vest all Transferred Employees in their accrued benefits under its tax-qualified defined benefit pension plans. Such pension plan obligations shall remain the sole responsibility of such Seller plan. Following the Closing Date, Buyer shall designate a defined contribution plan which is qualified under Section 401(a) of the Code to which Transferred Employees may elect to roll over all or a portion of their distributions under such a plan maintained by Seller in which such employees currently participate.

         10.06 Vacation. Buyer shall provide such vacation and other paid time off entitlements to the Transferred Employees which are generally comparable to the vacation entitlements of similarly situated employees of Buyer at comparable Buyer-owned facilities. Effective on the Closing Date, Buyer shall assume liability for all accrued but unused vacation of the Transferred Employees.

         10.07 Wage Reporting. Buyer and Seller shall follow the standard Internal Revenue Service procedure (as set forth in Section 4 of Revenue Procedure 96-60) with regard to reporting of wages on Form W-2 and disposition of Forms W-4 and W-5 for Transferred Employees.

         10.08 Recognition of Union. Buyer or its Affiliate which acquires the Smelter shall, to the extent required by law, recognize the United Steel Workers of America for purposes of collective bargaining with respect to wages, hours and other conditions of employment for production and maintenance employees at the Smelter only, specifically excluding all office, clerical and professional employees, guards and supervisors, as defined by the National Labor Relations Act, as set forth in the Certification of Representation issued by the National Labor Relations Board on July 22, 1968 in Case No. 14-RC-5966.

                                  ARTICLE 11

                             GOVERNMENTAL CONSENTS

         11.01 Governmental Consents. The sale contemplated by this Agreement is conditional upon receipt prior to Closing of the approvals, consents, authorizations and waivers from governmental and other regulatory agencies which are required to consummate the sale contemplated by this Agreement (including the expiration of any applicable premerger notification waiting period), to enable Buyer to own, use and operate the Business Assets and the Business.

         11.02 Efforts. Each Party shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement or any document delivered in connection herewith, and also to enable Buyer to own, use and operate the Business Assets and the Business, and each Party will cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Each Party has made an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby prior to the date of this Agreement and has and shall continue to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The Parties acknowledge that time shall be of the essence in this Agreement and agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

                                   ARTICLE 12

                                    CLOSING

         12.01 Place and Date of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of White & Case LLP at 1155 Avenue of the Americas, New York, New York, at 10:00 a.m. local time on September 1, 1998, or, if any of the conditions to the Closing set forth in Section 12.04 or Section 12.05 have not been satisfied or waived by the Parties on or prior to such date, on the fifth Business Day following the satisfaction or waiver of such conditions. All transactions contemplated by this Agreement shall be deemed to be effective as of midnight on the day preceding the Closing Date, provided that the termination of the employees of the Business shall be effective when actual notice of termination becomes effective.

         12.02  Buyer Deliverables at Closing.  At the Closing, Buyer shall:

         (a) Pay to Seller, by wire transfer in immediately available funds in Seller's favor, the cash portion Purchase Price for the Business Assets and the Inventory as of the Closing Date.

         (b) Deliver to Seller a certificate of a duly authorized officer of Buyer confirming that, as at the Closing Date, all of the warranties of Buyer contained herein are true, complete and correct, as if made on such date, and that Buyer has performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Buyer at or prior to Closing.

         (c) Deliver to Seller an opinion of Buyer's internal legal counsel in form reasonably satisfactory to Seller's legal counsel that as of the Closing Date:

              (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power to execute, deliver and perform the provisions of this Agreement.

              (ii) Neither the execution, delivery nor performance of this Agreement or the other documents provided for herein nor the consummation of the transactions contemplated by this Agreement violate any provision of Buyer's Certificate of Incorporation or By-Laws; or conflict with or result in a breach of any material term or condition or constitute a default under, any agreement, known to such counsel, and to which Buyer is a Party.

              (iii) All necessary proceedings to authorize the transactions contemplated by this Agreement and the other documents provided for herein, the performance by Buyer of its obligations under this Agreement and the other documents provided for herein, and the execution and delivery by Buyer of all instruments and other documents contemplated hereby have been taken.

              (iv) This Agreement and the other documents provided for herein and all instruments of transfer required hereunder have been duly authorized, executed and delivered by Buyer, and, subject to due execution by Seller if required, are valid, binding and enforceable upon Buyer in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and rules and laws concerning equitable remedies.

              (v) Except as otherwise set forth in this Agreement, there is not, as a result of Buyer's ownership or operation of the Sugar Creek Assets, to the knowledge of such counsel, any litigation, action, investigation or proceedings pending against Buyer or the Sugar Creek Assets, nor has such counsel received notice, nor is he aware of any notice received by Buyer from any person or Federal, state or municipal government, or governmental or regulatory agency, of its intent to institute the same; and the ownership, use and operation of the Sugar Creek Assets is not subject to compliance with any injunction, other order or judgment, writ or decree.

         (d) Execute and deliver a special warranty deed substantially in the form of the Sugar Creek Deed reasonably acceptable to Seller and otherwise in content, form and substance complying with local law and custom conveying the land, fixtures and improvements owned by Buyer included in the Sugar Creek Assets to Seller subject only to the Permitted Exceptions.

         (e) Execute and deliver such assignments, bills of sale, endorsements, notices, consents, assurances and such other instruments of conveyance and transfer as counsel for Seller shall reasonably request and as shall be effective to vest in Seller good title or good leasehold interest to all of the Sugar Creek Assets including, without limitation, a bill of sale in respect of those assets owned by Buyer. Simultaneously with the delivery of such bill of sale and subject to receipt of any required third party consents, Buyer shall take all such steps as may be necessary to put Seller in actual possession and control of the Sugar Creek Assets.

         (f) Buyer shall enter into a contract with Seller relating to sales to Seller's Globe, Colorado facility substantially in the form of Exhibit V to this Agreement providing for the continued sale by Buyer to Seller's Globe facility of refined lead (low silver "test lead") through December 31, 1999, with such contract being renewable annually thereafter

         (g) Execute and deliver the instrument giving effect to Buyer's assumption of Seller's obligations arising from the 1996 Consent Decree relating to the Missouri State Implementation Plan in respect of the Smelter.

         (h) Execute and deliver (i) the Royalty Agreement, (ii) the Transitional Services Agreement (if the terms of such agreement have been agreed pursuant to Section 9.09) and (iii) the Equipment Sublease.

         (i) Execute and deliver the other documents provided for herein and the agreements described in Disclosure Schedule 12.02(f).

         12.03  Seller Deliverables at Closing.  At the Closing, Seller shall:

         (a) Deliver to Buyer a certificate of a duly authorized officer of Seller confirming that, as at the Closing Date, all of the warranties of Seller contained herein are true, complete and correct, as if made on such date, and that Seller has performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Seller at or prior to the Closing.

         (b) Deliver to Buyer an opinion of Seller's internal legal counsel in form reasonably satisfactory to Buyer's legal counsel that as of the Closing Date:

              (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has corporate power to carry on the Business as now being conducted.

              (ii) Neither the execution, delivery or performance of this Agreement or the other documents provided for herein nor the consummation of the transactions contemplated by this Agreement violate any provision of Seller's Certificate of Incorporation or Bylaws, or any law, regulation, order, judgment or decree by which the Seller or the Business Assets may be bound; or conflict with or result in a breach of the terms and conditions or constitute a default, under any agreement, known to such counsel, and to which Seller is a Party or by which the Business Assets may be bound, except as otherwise set forth in this Agreement.

              (iii) All necessary corporate proceedings to authorize the transactions contemplated by this Agreement and the other documents provided for herein, the performance by Seller of its obligations under this Agreement and the other documents provided for herein, and the execution and delivery by Seller of all instruments and other documents contemplated hereby have been taken.

              (iv) This Agreement and the other documents provided for herein and, all instruments of transfer required hereunder have been duly authorized, executed and delivered by Seller, and, subject to due execution by Buyer if required, are valid, binding and enforceable upon Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and rules and laws concerning equitable remedies.

              (v) Except as otherwise set forth in this Agreement, there is not, as a result of Seller's ownership or operation of the Business Assets, to the knowledge of such counsel, any litigation, action, investigation or proceedings pending against Seller or the Business Assets, nor has such counsel received notice, nor is he aware of any notice received by Seller from any person or Federal, state or municipal government, or governmental or regulatory agency, of its intent to institute the same; and the ownership, use and operation of the Business Assets is not subject to compliance with any injunction, other order or judgment, writ or decree.

         (c) Execute and deliver (i) a special warranty deed substantially in the form of the Plant Deed pertaining to each Mine and the Smelter reasonably acceptable to Buyer and otherwise in content, form and substance complying with local law and custom acceptable to the title company conveying the Plant, Land, Fixtures and Improvements to Buyer subject only to the Permitted Exceptions; (ii) such certificates or affidavits as the title company may reasonably require to delete the general exceptions from the title policy; and (iii) such agreements as may be necessary to transfer Seller's rights to the Leased Premises to Buyer.

         (d) Execute and deliver (i) the Royalty Agreement, (ii) the Transitional Services Agreement (if the terms of such agreement have been agreed pursuant to Section 9.09) and (iii) the Equipment Sublease.

         (e) Execute and deliver such assignments, bills of sale in respect of Business Assets owned by the Seller, endorsements, notices, consents, assurances and such other instruments of conveyance and transfer as counsel for Buyer shall reasonably request and as shall be effective to vest in Buyer good title or good leasehold interest to all of the Business Assets, including, without limitation, the Bill of Sale and the agreements described on Disclosure Schedule 12.02(f). Simultaneously with the delivery of such Bill of Sale and subject to receipt of any required third party consents, Seller shall take all such steps as may be necessary to put Buyer in actual possession and control of the Business Assets.

         (f) Execute and deliver a Lone Star Release which is reasonably satisfactory to Buyer and its counsel.

         (g) Deliver a notice of termination to the employees of the Business (other than Retained Employees).

     12.04 Conditions to Buyer's Obligation. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

         (a) All of the warranties of Seller contained in Articles 5 and 9 shall be true, complete and correct on and as of the Closing Date as if made on the Closing Date and Buyer shall have received the certificate described in Section 12.03(a);

         (b) Buyer and Seller shall have received or obtained all governmental and regulatory consents and approvals as specified in Article 11 hereof, and the waiting period under the HSR Act shall have expired or been terminated;

         (c) No injunction restraining or prohibiting the transactions contemplated hereby shall have been issued by a court or governmental authority;

         (d) Seller and its officers and counsel shall have executed and delivered the items described in Section 12.03 of this Agreement;

         (e) No material damage to or loss of any of the Business Assets by fire or other casualty shall have occurred between the date of this Agreement and the Closing Date;

         (f) Seller shall have obtained the Required Consents listed on Disclosure Schedule 12.04(f) (the "Required Consents"); and

         (g) No changes to the Business or impairment of the Business Assets shall have occurred between the Effective Date and the Closing Date which have resulted in or are likely to result in a significant and ongoing impairment of the value of the Business as a going concern, other than changes which (a) are a direct result of the transactions contemplated by this Agreement or the Buyer's acquisition of the Business and the Business Assets, including, without limitation, any strike or work stoppage by employees (or an employee group) of the Business, or (b) result from economic or market conditions which are external to the Business and impact upon the demand or market for lead and associated products generally, including, without limitation, a decline in lead prices.

         12.05 Conditions to Seller's Obligation. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

         (a) All of the warranties of Buyer contained in Article 6 shall be true, complete and correct on and as of the Closing Date as if made on the Closing Date and Seller shall have received the certificate described in
     Section 12.02(b);

         (b) Buyer and Seller shall have received or obtained all governmental and regulatory consents and approvals as specified in Article 11 hereof, and the waiting period under the HSR Act shall have expired or been terminated;

         (c) No injunction restraining or prohibiting the transactions contemplated hereby shall have been issued by a court or governmental authority;

         (d) Buyer shall have delivered to Seller the funds required to be delivered to it pursuant to Sections 12.02(a) of this Agreement;

         (e) Buyer, and its officers and counsel shall have executed and delivered the items described in Section 12.02 of this Agreement; and

         (f) No material damage to or loss of any of the Sugar Creek Assets by fire or other casualty shall have occurred between the date of this Agreement and the Closing Date.

                                     ARTICLE 13

                                    POST CLOSING

         Seller and Buyer agree that after the Closing Date:

         13.01 Delivery of Business Records. All Business Records stored on site (excluding business records referred to in Section 3.07) shall be delivered to Buyer on the Closing Date. All Business Records stored off site (excluding business records referred to in Section 3.07) shall be delivered to Buyer as soon after the Closing as is reasonably practicable but in no event later than 30 days after the Closing Date. Seller shall use any copies of such Business Records as are retained by Seller solely for purposes of complying with this Agreement and any other requirement imposed by applicable law and for no other purposes. All business records maintained or copied by Buyer with respect to the Sugar Creek Project shall be used solely for purposes of complying with this Agreement and any other requirement imposed by applicable law and for no other purposes and shall be maintained in strict confidence.

         13.02 Buyer Cooperation with Seller's Collection of Receivables and Disposal of Product. After the Closing Date:

         (a) Buyer shall reasonably cooperate in Seller's efforts to sell or resell any rejected or returned finished products which have been sold, shipped or set aside for a customer of the Business prior to the Closing Date.

         (b) If any Receivable is paid to Buyer, Buyer shall promptly pay such amount to Seller.

          13.03 Access to Records. From time to time, upon request by Seller, and subject to the obligation of confidentiality set out in Section 9.04, Buyer shall permit Seller reasonable access to the books and records delivered to Buyer in accordance with Sections 13.01 for purposes of tax and other legal compliance, provided Buyer shall not be required to retain such books and records for a period of more than seven years from the Closing Date or such longer period as may be required by applicable law; provided, however, that laboratory notebooks shall be retained and made available to Seller upon request for a period of 20 years following Closing and employment records shall be retained and made available to Seller upon request for a period of 30 years following Closing; and provided, further, that Buyer may, at its sole discretion, offer to return such books and records to Seller pursuant to this
Section 13.03, and if such offer is rejected by Seller in writing, Buyer may destroy such books and records.

         13.04 Cooperation in Litigation. After Closing, each Party shall reasonably cooperate with the other Party and the other Party's attorneys in the defense or prosecution of any litigation, action, suit or proceeding instituted against or by the other Party pertaining to the Business Assets, the Business, the Sugar Creek Assets or the Sugar Creek Project, excluding, however, any litigation, action, suit or proceeding between the Parties (including their Affiliates). Such cooperation shall include, but not be limited to, conferring with the other Party's attorneys or experts at their offices during normal business hours at mutually convenient times and making available to the other Party's attorneys documents or copies of documents specific to the Business Assets, the Business, the Sugar Creek Assets or the Sugar Creek Project, and such cooperation shall include giving testimony voluntarily. Such cooperation shall not require the cooperating Party to be joined as a Party in any such litigation. Each Party further agrees that it shall not voluntarily disclose to any third party without the other Party's consent any information or documents received by it heretofore or hereafter from the other Party's attorneys in connection with the defense or prosecution of any litigation or proceedings.
The other Party shall pay the out-of-pocket expenses of the cooperating Party and those expenses of the cooperating Party's employees and agents reasonably incurred in connection with providing such cooperation but shall not be responsible for paying any fees or for reimbursing the cooperating Party for the salaries or costs of fringe benefits or other similar expenses of the cooperating Party's employees and agents in connection with time spent providing such cooperation to the other Party.

         13.05 Removal of Seller's Name from Property. Not later than 60 days after the Closing Date, Buyer shall return to Seller or, if so directed by Seller, destroy, any letterhead, envelopes, brochures, marketing materials, invoices, forms, stamps or similar materials bearing the ASARCO name and/or logo, and shall remove Seller's name from the exterior of the Plant and the Leased Premises. In the event Buyer fails to remove Seller's name within the 60 day period, Buyer hereby grants Seller the right of access to said property, during normal business hours to remove Seller's name from the exterior of the Plant and Leased Premises and other assets.

         13.06 Tax Matters. Buyer and Seller agree to reasonably cooperate and assist one another regarding all Tax matters related to the Business Assets or the Sugar Creek Assets sold pursuant to this Agreement. Buyer agrees to cooperate and assist Seller in connection with any tax audits of Seller for any periods through the Closing Date. For a period of six years after the Closing Date, Seller shall provide Buyer with such assistance as may reasonably be requested in connection with the preparation of any tax return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes.

         13.07 Consents to Assignment. Seller is a party to various Contracts and Leases relating to the Business, and included in the Business Assets, the transfer of which requires the consent of a third party. If, other than the Required Consents, notwithstanding the best commercial efforts of the Parties a consent cannot be obtained for such a Contract or Lease, but for which the Contract or Lease would have been transferred hereunder to Buyer, the Parties shall proceed as follows:

         (a) until the Contract or Lease is novated or assigned Seller shall hold it in trust for Buyer absolutely and Buyer shall (if such sub-contracting or sub-leasing is permissible and lawful under the Contract or Lease), as Seller's sub-contractor or sub-lessor, perform all the obligations of Seller under the Contract or Lease to be discharged after Closing and shall indemnify Seller against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of Buyer to perform those obligations; and

         (b) until the Contract or Lease is novated or assigned Seller shall (so far as it lawfully may) use its reasonable best efforts to assist Buyer (at Buyer's request and expense) to enable Buyer to enforce its rights under the Contract of Lease. If the Contract or Lease prohibits Buyer from acting as Seller's sub-contractor or sub-lessor (as referred to in paragraph (a) above) or Buyer cannot be permitted to act as sub-contractor or sub-lessor because of confidentiality obligations, Seller shall, at the cost of Buyer and to the extent that Seller is reasonably able, do all such acts and things as Buyer may reasonably require to enable due performance of the Contract or Lease and to provide for Buyer the benefits, subject to the burdens, of the Contract or Lease and Buyer shall indemnify Seller in respect of all such acts and things. Buyer agrees to cooperate with such efforts by Seller to the fullest extent practicable, including, without limitation, supplying Seller with product at no cost to Seller provided Seller assigns to Buyer all consideration received therefor from a purchaser thereof.

         13.08 Consents to Assignment. Buyer is a party to various contracts and leases relating to the Sugar Creek Project, and included in the Sugar Creek Assets, the transfer of which requires the consent of a third party. If notwithstanding the best commercial efforts of the Parties a consent cannot be obtained for such a contract or lease, but for which the contract or lease would have been transferred hereunder to Seller, the Parties shall proceed as follows:

         (a) until the contract or lease is novated or assigned Buyer shall hold it in trust for Seller absolutely and Seller shall (if such sub-contracting or sub-leasing is permissible and lawful under the contract or lease), as Buyer's sub-contractor or sub-lessor, perform all the obligations of Buyer under the contract or lease to be discharged after Closing and shall indemnify Buyer against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of Seller to perform those obligations; and

         (b) until the contract or lease is novated or assigned Buyer shall (so far as it lawfully may) use its reasonable best efforts to assist Seller (at Seller's request and expense) to enable Seller to enforce its rights under the contract or lease. If the contract or lease prohibits Seller from acting as Buyer's sub-contractor or sub-lessor (as referred to in paragraph (a) above) or Seller cannot be permitted to act as sub-contractor or sub-lessor because of confidentiality obligations, Buyer shall, at the cost of Seller and to the extent that Buyer is reasonably able, do all such acts and things as Seller may reasonably require to enable due performance of the contract or lease and to provide for Seller the benefits, subject to the burdens, of the contract or lease and Seller shall indemnify Buyer in respect of all such acts and things. Seller agrees to cooperate with such efforts by Buyer to the fullest extent practicable, including, without limitation, supplying Buyer with product at no cost to Buyer provided Buyer assigns to Seller all consideration received therefor from a purchaser thereof.

         13.09 Manager's Residence. The Manager's Residence in which the current General Manager of the Seller's Missouri Lead Division, Darrell Himmesoete, resides constitutes a part of the Business Assets to be purchased by the Buyer pursuant to this Agreement. On the Closing Date, Buyer shall enter into a lease with Mr. Himmesoete permitting Mr. Himmesoete to continue to reside in the Manager's Residence for up to a period of six months following the Closing Date, at the same rent and under substantially the same terms and conditions as are currently enjoyed by Mr. Himmesoete.

         13.10 Closure of Slag Pile. (a) The Parties have agreed that the existing slag pile at the Smelter shall be closed as soon as is reasonably practicable following the Closing, taking into consideration the necessity for the Buyer to identify a site, obtain required Permits and prepare the site for the new slag pile. Buyer will make best efforts to make all required arrangements for the new slag pile not later than 12 months following the Closing and will bear any and all costs in connection with the establishment of the new slag pile. Upon completion of such arrangements, the Buyer shall notify Seller that the existing slag pile may be closed, following which the Seller shall cause the slag pile to be closed and capped in accordance with applicable Environmental Law and Section 16.07(c) of this Agreement, with work on such closure and capping to commence not later than six months following Buyer's notice. Buyer agrees to continue to maintain the slag pile at its expense in accordance with applicable Environmental Law until such time as Seller commences closure and capping of same, following which Seller will assume responsibility for maintenance of the slag pile. Seller shall bear all costs associated with the closure and capping of the existing slag pile, provided that Buyer shall bear a proportion of such costs which is equal to the proportionate amount of slag added to the slag pile by the Buyer.

         (b)  In the event that during the 12 month period referred to in
Section 13.10(a), Buyer in its sole discretion elects not to open a new slag pile, Buyer shall provide Seller a written notice of such election. Following receipt of such notice, Seller shall have no further obligations pursuant to
Section 13.10(a).

                                   ARTICLE 14

                                 BULK SALES ACT

         Buyer hereby waives compliance by Seller with the requirements of any and all laws relating to bulk sales and transfers.

                                   ARTICLE 15

                    RIGHT OF TERMINATION; DISPUTE SETTLEMENT

         15.01 Termination. (a) The Parties recognize the potential damage to the Business from a failure to close or a delay in Closing. Therefore, the conditions precedent to Closing are limited as set forth in Sections 12.04 and 12.05.

         (b) This Agreement may, by notice given prior to or at the Closing, be terminated:

              (i)  by mutual written consent of Buyer and Seller; or

              (ii) by either Party if the Closing has not occurred (other than through the failure of the Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 30, 1998; or

              (iii) by either Party in the event of a material breach by the other Party of its obligations hereunder where such breach has not been cured within 30 days following receipt of notice of breach from the non-breaching Party; or

              (iv) by either Party if a change in law makes the transaction contemplated hereby illegal or otherwise prohibited, or if any final and nonappealable judgment, injunction, order or decree enjoining either Party hereto from consummating the transaction contemplated hereby is entered.

         (c) Each Party's right of termination under this Section 15.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to this Section 15.01, all further obligations of the Parties shall terminate except that the obligations in Sections 9.01 and 9.04 will survive; provided, however, that if this Agreement is terminated because of a breach of the Agreement by the other Party or because one or more conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

         15.02 Alternative Dispute Resolution. Any dispute, controversy, or claim arising under this Agreement which cannot reasonably be anticipated to involve Losses in excess of $5 million ("Dispute") (other than a dispute with respect to valuation of Inventory which shall be resolved pursuant to Section 4.03(b)(3)) shall be resolved in accordance with this Section 15.02.

         (a) Negotiation. Within fifteen (15) days of receipt of notice of a Dispute and thereafter as often as the parties jointly agree is reasonably necessary, executives of the parties who have authority to settle the Dispute shall meet at a mutually convenient time and place to attempt in good faith to resolve the Dispute.

         (b) Mediation. If the Dispute cannot be resolved in such a meeting(s) or if no meeting of the parties has taken place within fifteen (15) days of receipt of notice of a Dispute, either party may initiate mediation as provided hereinafter by giving written notice. Any such mediation will be conducted under the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (Revision 1994). The mediator shall attempt to hold an initial mediation conference within thirty (30) days after his appointment and conclude the mediation within forty-five (45) days after his appointment.

         (c) Arbitration. Any Dispute which has not been resolved within ninety (90) days after the initiation of mediation shall be resolved by arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date of this Agreement by three independent and impartial arbitrators, of whom each party shall appoint one. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction hereof. The place of arbitration shall be New York, New York. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrecoverably waives any right to recover such damages with respect to any dispute resolved by arbitration. The statute of limitation of the State of New York applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense shall be available based upon the passage of time during any negotiation or mediation called for by subsections (a) or (b) of this section.

         Notwithstanding anything to the contrary contained in the CPR Non-Administered Arbitration Rules, the arbitration shall be subject to following procedures:

              (i)  the parties shall be entitled to no pre-hearing discovery;

              (ii) each party may make a written pre-hearing submission of no more than forty (40) pages (plus exhibits) for each claim;

              (iii)  the arbitration panel shall hold a hearing within sixty
         (60) days of appointment of the panel. The hearing shall be subject to the following limitations:

                     (a) each party may make an oral opening statement limited to sixty (60) minutes;

                     (b)  no more than four (4) affidavits may be submitted;

                     (c) each party shall be allowed to present no more than four witnesses, including party, non-party and expert witnesses;

                     (d) each party shall be limited to a total of ten (10) hours for witness and exhibit presentation, including rebuttal; cross examination of same shall be limited to a total of four
               (4) hours total;

                    (e) each party may make an oral closing statement limited to sixty (60) minutes; and

                    (f)  the hearing shall be conducted in the English language;

                (iv) each party may make a written post hearing submission limited for each claim to forty (40) pages (plus exhibits) within ten
         (10) days of the close of evidence; and

                (v) the Tribunal shall render a written decision on the merits within thirty (30) days of the close of evidence.

                                     ARTICLE 16

                SURVIVAL, REMEDIES AND PROCEDURE FOR INDEMNIFICATION

         16.01 Period for Taking Action. (a) All obligations of (i) Seller for breach of the warranties set forth in Section 5.05 and to indemnify and hold harmless the Buyer Indemnified Parties under Sections 8.01, 8.02 and 17.01 and
(ii) Buyer for breach of the warranties set forth in Section 6.06 and to indemnify and hold harmless the Seller Indemnified Parties under Sections 7.01,
7.02 and 17.02, shall survive the Closing Date and continue without time limitation.

         (b) No claim shall be brought or any other action instituted against the other Party with respect to the representations, warranties, covenants, agreements and indemnifications contained in this Agreement at any time after the twenty-fourth month anniversary of the Closing Date, other than for the indemnifications and warranties specified in Section 16.01(a). In the event a time period other than said twenty-fourth months is stipulated elsewhere in this Agreement, no claim shall be brought or any other action instituted against the other Party with respect to the relevant covenant or agreement or indemnification at any time after the time period stipulated in this Agreement.

         16.02 Notice. No claim for indemnification may be made with respect to any of the indemnification provisions set forth in Articles 7 and 8 unless notice of such claim for indemnification which satisfies the provisions of
Section 16.06 below or Section 16.07 below with regard to environmental matters is given to the indemnifying Party on or before the expiration date (if any) for such indemnification provision as set forth in Section 16.01, but the actual costs or expenses related thereto may be incurred or assessed after such expiration date.

         16.03  Claims.  The indemnification by an indemnifying Party under
Article 7 or Article 8 shall be limited to such Losses which exceed $100,000 in the aggregate for all claims made for indemnification by the indemnified Party (the "Indemnifier's Basket").

         16.04 Limit. Buyer shall not be required to indemnify Seller Indemnified Parties pursuant to Article 7 and Seller shall not be required to indemnify the Buyer Indemnified Parties pursuant to Article 8 for Losses which exceed the Purchase Price in the aggregate. The foregoing limitation shall not apply to indemnification by: (a) Buyer or Seller, respectively, in respect of Assumed Environmental Liabilities and Excluded Environmental Liabilities; (b) Seller in respect of obligations for Taxes which are the obligation of the Seller pursuant to Section 4.02(e); and (c)

Seller in respect of obligations arising under Title IV of ERISA due to the action or inaction of Seller.

         16.05 Not a Release of Other Obligations. Notwithstanding the limitations in this Article 16, such limits are not intended to terminate or in any way modify or reduce the obligation of Seller to be responsible for the payment and performance of its obligations under Sections 8.01, 8.02 and 17.01 and the obligation of Buyer to be responsible for the payment and performance of its obligations under Sections 7.01, 7.02 and 17.02.

         16.06 Procedure. Each Party to this Agreement shall give prompt written notice to the other Party under each claim for indemnification hereunder specifying that indemnification is sought pursuant to this Agreement, the amount (to the extent known), nature of and event giving rise to the claim, and of any matter which is reasonably likely to give rise to an indemnification claim. The indemnifying Party has the right to control at its expense the defense of any such matter or its settlement, but the indemnified Party has the right to participate with counsel of its own choosing and at its own expense. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified Party to collect such claims from the indemnifying Party so long as such failure to so notify does not materially and adversely affect the indemnifying Party's ability to defend such claim against a third party. No indemnifying Party, in the defense of any claim or litigation, shall, except with the prior written consent of an indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified Party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

         16.07 Environmental Procedure; Access and Use of Real Property. (a) Each Party indemnitee will at all times take all reasonable steps to mitigate the Buyer Environmental Liabilities or Seller Environmental Liabilities or potential Buyer Environmental Liabilities or Seller Environmental Liabilities, with respect to which it may claim indemnification under Article 17. As soon as reasonably practicable after a Party becomes aware of any Buyer Environmental Liabilities or Seller Environmental Liabilities (whether or not the Party is of the opinion that it has a valid claim against the other Party under Article 17), said Party shall give written notice thereof to the other Party including all material details of any Buyer Environmental Liabilities or Seller Environmental Liabilities. Failure to give timely notice of a matter which may give rise to an environmental indemnification claim shall not affect the rights of the indemnified Party to collect such claims from the indemnifying Party so long as such failure to so notify does not materially and adversely affect the indemnifying Party's ability to (x) defend such claim against a third party or
(y) reduce the potential Losses arising as the result of such matter by performing environmental remediation work in accordance with Section 16.07(c).

         (b) With respect to any environmental matter for which Seller has sole liability pursuant to Article 17 of this Agreement, Seller shall have sole control over all negotiations with governmental authorities concerning any remediation measures for such matter. Seller shall apprise and consult with Buyer from time-to-time as to the status of such negotiations and shall provide Buyer with copies of all proposed documents involving such remediation, provided, however, that Seller shall not agree to any environmental measures, which, individually or in the aggregate, would reasonably be expected to have a material effect on Buyer's ownership, use or operation of the Business Assets or the Business without the prior written approval of Buyer, which shall not be unreasonably withheld.

          (c) After Closing, Seller shall have access to Plant for environmental remediation work on the following terms and conditions:

           (i) Seller retains a right of access to Plant after the Closing for purposes of conducting environmental remediation work. Seller shall make every reasonable effort in implementing the work to reduce to the extent practicable any interference with Buyer's operations at and use of the property in question. Seller shall coordinate its need to access the Plant with Buyer's local management, including providing at least ten days' advance notice of Seller's intent to enter the Plant to conduct environmental remediation work, with such notice to include a description of Seller's plans for such work. Seller shall coordinate its plans with those of Buyer where remediation work occurs in areas of the Buyer's operations. Seller shall conduct all such environmental remediation work in accordance with all applicable laws and regulations, and shall obtain all necessary permits for such work. Buyer shall promptly provide, upon Seller's request, any signatures required for permit applications or other documentation in connection with the conduct of such work. Seller shall maintain commercial general liability insurance and worker's compensation insurance with respect to such work, in each case in commercially reasonable limits, and shall name Buyer as an additional insured in each such policy.

         (ii) If in the conduct of environmental remediation work, the Business Assets are damaged due to the action or inaction of Seller or Seller's agent and such damage results in an interruption of the Business as conducted by Buyer, Seller shall be liable for all Losses and consequential damages, including lost profits or business opportunities, due to such interruption, but only to the extent such Losses or consequential damages are not covered by Buyer's business interruption or other insurance.

         (iii) At the conclusion of any environmental remediation project by Seller at the Plant, Seller shall promptly dispose of and/or decontaminate all rubbish and debris caused by or otherwise associated with such work, and shall remove all equipment, materials and supplies, and shall restore the property in question to its condition immediately prior to the initiation of the work and leave the same ready for ordinary use, taking into account any necessary above-ground fixtures necessary for the work such as groundwater monitoring equipment.

         (iv) Buyer agrees to use its reasonable best efforts, consistent with its ownership, use and operation of the Business Assets and the Business, not to take affirmative action (including building or construction activities) that materially and unreasonably increases the cost of any remediation for which Seller is responsible under Section 17.01. In the event Buyer takes any action that materially and unreasonably increases the cost of any such remediation, Buyer shall be responsible for such increased cost.

              (d) With respect to Buyer's use of Plant and Leased Premises after Closing, if Buyer disposes of any of the Land, Buyer shall either (i) impose deed restrictions that the site will continue to be used for industrial purposes, or (ii) release Seller from any further obligations for indemnity and remediation hereunder, and indemnify and hold Seller harmless from any costs and expenses of remediation above and beyond those costs and expenses associated with remediation of property used for industrial purposes.

              (e)  Buyer acknowledges and agrees that:

          (i) the Land is currently used by Seller for industrial purposes, and

          (ii) Seller's obligations for any environmental measures shall be limited to those measures applicable to property used for industrial purposes or such higher standard as is required by applicable Environmental Law.

           16.08 Claim Limitations. (a) Other than for Excluded Liabilities and covenants that are required to be fulfilled on and after the Closing Date and except as provided in Section 17.03(d), a Party shall not be liable with respect to any claim hereunder to the extent the liability of the Party in respect thereof is incurred or increased as a result of any legislation or regulation not in force at the Effective Date or as a result of any change in legislation or regulation thereafter.

            (b) It is intended that the provisions of this Agreement with respect to claims by one Party against the other shall apply to all claims relating to the transactions contemplated hereby, regardless of whether such claim is based in tort (including, without limitation, negligence), contract, or otherwise.

                                  ARTICLE 17

                           ENVIRONMENTAL INDEMNITY

           17.01 Seller's Environmental Indemnity. (a) Subject to the applicable limitations and procedures of Article 16 hereof, after the Closing, Seller shall indemnify, defend and hold Buyer harmless against and in respect of all Losses, including, but not limited to, liabilities, costs, penalties, fines, financial responsibility requirements and expenses relating to or arising out of any remediation, removal, response, abatement, cleanup, investigation, monitoring, personal injury damages, property damages or natural resources damages arising out of or related to:

          (i)  Excluded Environmental Liabilities;

          (ii) any liabilities for Environmental Claims arising out of Seller's use, ownership or operation of the Sugar Creek Assets after the Closing Date; or

           (iii)  any breach of the representations and warranties set forth in
     Section 5.05 of this Agreement.

The matters listed in (i) through (iii) above are referred to collectively as the "Seller Environmental Liabilities".

              (b) Buyer may not assign its right to indemnity under Section 17.01(a) for the Seller Environmental Liabilities, in whole or in part, to a third party without the prior written consent of Seller (such consent not to be unreasonably withheld), except Buyer may assign its rights to: (i) any purchaser of substantially all of the assets of the Business; or (ii) any financing entities of Buyer in connection with the Business or Business Assets.

              17.02 Buyer's Environmental Indemnity. (a) Subject to the limitations and procedures of Article 16 hereof after the Closing, Buyer shall indemnify, defend and hold Seller harmless against and in respect of all Losses, including, but not limited to, liabilities, costs, penalties, fines, financial responsibility requirements and expenses relating to or arising out of any remediation, removal, response, abatement, cleanup, investigation, monitoring, reclamation, closure requirements, post-closure requirements, personal injury damages, property damages, closure, capping or natural resources damages arising out of or related to:

               (i)  Assumed Environmental Liabilities;

               (ii) any liabilities for Environmental Claims arising out of Buyer's use, ownership or operation of the Sugar Creek Assets prior to the Closing Date;

               (iii) the closure or cessation of operations at the Mines or the Smelter under Environmental Laws then in force; or

               (iv) any breach of the representations and warranties set forth in Section 6.06 of this Agreement.

The matters listed in (i) through (iv) above are referred to collectively as the "Buyer Environmental Liabilities".

                (b) Seller may not assign its right to indemnity under Section 17.02(a) for the Buyer Environmental Liabilities, in whole or in part, to a third party without the prior written consent of Buyer (such consent not to be unreasonably withheld), except Seller may assign its rights to any purchaser of the Sugar Creek Assets.

              17.03  Allocation of Certain Environmental Liabilities.

                    (a) General Principles of Allocation. As reflected in the definitions of Assumed Environmental Liabilities and Excluded Environmental Liabilities in Sections 4.01 and 4.02(f) respectively of this Agreement, and in the specification of Seller Environmental Liabilities and Buyer Environmental Liabilities in Sections 17.01(a) and 17.02(a) respectively of this Agreement, the Parties intend that Seller Environmental Liabilities shall include all liabilities for Environmental Claims that arise out of the use, ownership or operation of the Business Assets or the conduct of the Business prior to the Closing Date, and the use, ownership or operation of the Sugar Creek Assets on or after the Closing Date, and that the Buyer Environmental Liabilities shall include all liabilities for Environmental Claims that arise out of the use, ownership or operation of the Business Assets or the conduct of the Business on or after the Closing Date, and the use, ownership or operation of the Sugar Creek Assets prior to the Closing Date. As reflected in such sections, the Parties also recognize that liabilities for Environmental Claims can arise from conditions, including the presence, release or threat of release of Materials of Environmental Concern, or violations or alleged violations of Environmental Laws, that exist both before and after the Closing Date. To the extent that Seller Environmental Liabilities or Buyer Environmental Liabilities include an Environmental Claim that arises from the presence, release or threat of release of Materials of Environmental Concern, or from the violation or alleged violation of Environmental Laws, that may exist both before and after the Closing Date, the Parties intend that their respective liabilities therefor, for purposes of this Agreement, shall be allocated between them as follows:

              (i) The Party that is liable for the conduct of the Business or the use, ownership or operation of any assets prior to the Closing Date shall also be liable for (x) any Materials of Environmental Concern that continue to be present or released, or continue to present the threat of a release, with respect to such Business or assets, on or after the Closing Date except to the extent that the Party that is liable for the conduct of the Business or the use, ownership or operation of any assets on or after the Closing Date has by virtue of such conduct, use, ownership or operation on or after the Closing Date contributed to the presence, release or threat of release of such Materials of Environmental Concern with respect to such Business or assets, and for (y) any violation or alleged violation of Environmental Laws that continues on or after the Closing Date except to the extent that the Party that is liable for the conduct of the Business or the use, ownership or operation of any assets on or after the Closing Date is by virtue of such conduct, use, ownership or operation on or after the Closing Date liable for such violation or alleged violation under Environmental Laws with respect to such Business or assets;

          (ii) To the extent that both Parties are liable for any Materials of Environmental Concern under this Section 17.03, their respective liabilities shall be in proportion to the volume, impact or other relevant measure of such materials generated, treated, stored, transported, disposed of or released, as the case may be, during the time each of them conducted the Business or used, owned or operated the relevant assets; and

          (iii) To the extent that both Parties are liable for any violation or alleged violation of Environmental Laws under this Section 17.03, their respective liabilities for any fines, penalties or forfeitures in respect of such violation or alleged violation shall be in proportion to the length of time each of them conducted the Business or used, owned or operated the relevant assets during the period of such violation or alleged violation. Only the Party that is liable for the conduct of the Business or for the use, ownership or operation of any asset on or following the Closing Date is liable for the capital or other costs of compliance with Environmental Laws on or following the Closing Date with respect to such Business or assets, regardless of whether or not any violation or alleged violation of such Environmental Laws existed prior to the Closing Date.

                  (b) Certain Specific Liabilities. Notwithstanding the foregoing general principles:

           (i) The specific methods set forth in the Environmental Methodology shall govern the allocation of liability between the Parties, for purposes of this Agreement, with respect to the issues to which such methods are stated to apply;

          (ii) The Excluded Liabilities, which are part of the Seller Environmental Liabilities, shall include all liabilities arising under or in respect of the Consent Decree filed September 6, 1994, in the Circuit Court of Iron County, Missouri, in the matter of Asarco v. State of Missouri, et al. (CV 594-119CC), which are not subject to allocation;

          (iii) The Assumed Liabilities, which are part of the Buyer Environmental Liabilities, shall include all liabilities arising under or in respect of the Consent Decree with the Missouri Department of Natural Resources in connection with the State Implementation Plan for Lead, which are not subject to allocation; and

           (iv) The Assumed Liabilities, which are part of the Buyer Environmental Liabilities, shall include all Losses in connection with the closure or cessation of operations at the Mines or the Smelter under Environmental Laws then in force, which Losses are not subject to allocation.

           (c) Disputes Regarding Allocation of Environmental Liabilities. To the extent that, with respect to any Seller Environmental Liability or Buyer Environmental Liability that either Party asserts is subject to allocation under this Section 17.03, the Parties do not agree as to (1) whether or not the allocation methods set forth in the Environmental Methodology apply to such liability, (2) how such methods are to be applied to such liability or (3) any of the facts necessary to an allocation of such liability under this Section 17.03, the allocation of such liability shall be made pursuant to the procedures set out in Section 15.02 or, if the limitation set out in Section 15.02 applies,
Section 18.09.

           (d) Liabilities Arising from Changes in Law. Environmental Laws, as defined in this Agreement, include such laws as they may be modified, amended or newly promulgated from time to time. For the avoidance of doubt, the Parties intend that the Party liable for the conduct of the Business or for the use, ownership or operation of any assets prior to the Closing Date shall also be liable for any Environmental Claims that did not exist prior to the Closing Date but arose after the Closing Date solely due to a modification amendment to or promulgation of Environmental Laws. To the extent that such a post-Closing modification amendment or promulgation creates an Environmental Claim arising from a condition, including the presence or release, or threat of release, of Materials of Environmental Concern, that existed prior to the Closing Date and continued on or after the Closing Date, liability for such claim shall be allocated between the Parties in accordance with this Section 17.03.

                                    ARTICLE 18

                                 MISCELLANEOUS

         18.01 Press Release. Buyer and Seller shall each be at liberty to issue a press release or public announcement following execution of this Agreement and also following Closing under this Agreement with respect to the transaction contemplated by this Agreement with the prior written consent of the other Party, which consent shall not be unreasonably withheld and the Parties shall consult each other in advance on the form and content of such releases or announcements. Each party will be free to issue a new press release or announcement containing previously approved content, provided that this provision shall not inhibit good faith responses to questions or inquiries. Each Party shall also be entitled to make such disclosures as may be required by applicable law or by applicable regulations of regulatory authorities without prior consultation or consent.

           18.02 Fees. Except as otherwise specifically provided herein, the Parties shall pay their own expenses including attorney's fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

           18.03 Amendments. This Agreement shall not be amended or modified except in writing, signed by both Parties.

           18.04 Successors. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that neither Party shall assign this Agreement or any rights herein without the other Party's prior consent (which will not be unreasonably withheld or delayed) except to an Affiliate or in connection with a collateral pledge for purposes of securing a financing. In the event of assignment by one Party to an Affiliate, such Party will remain obligated under this Agreement. This Agreement is not intended to confer upon any person except Buyer or Seller any rights or remedies hereunder.

           18.05 Integration. All understandings and agreements heretofore existing between the Parties regarding the purchase and sale of the Business Assets and of the Sugar Creek Assets are merged into this Agreement and the Schedules and Exhibits hereto, which fully and completely express the agreement of the Parties and was entered into after adequate investigation, neither Party relying upon any statement or representation not embodied in this Agreement, or the Exhibits hereto, made by the other.

           18.06 Non-waiver of Remedy. The failure of Seller or Buyer to insist, in any one or more instances, upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or covenant. A receipt by Seller or Buyer of any money with knowledge of the breach of any term, condition or covenant of this Agreement, shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either Party hereto of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by both Seller and Buyer. In addition to the other remedies provided in this Agreement, Seller and Buyer shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation of any of the terms, conditions or covenants of this Agreement, or to a decree compelling performance of any of such term, condition or covenant.

           18.07 Notices. All notices, consents, requests and approvals, any notice of change in address for the purpose of this Article, and other communications provided for or required herein, shall be deemed validly given, made or served, if in writing, and delivered (a) on the day given if served personally; (b) two days following if sent by telecopy to the facsimile number indicated below with a confirmatory notice by delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery to the address set forth below; or (c) five days following if sent by U.S. Certified Mail, postage prepaid:

           (i)    if to Seller, at:

                          ASARCO Incorporated
                          180 Maiden Lane
                          New York, NY 10038

                          Attention: General Counsel
                          Facsimile Number:  212-510-1908

                  with a copy to:

                          White & Case LLP
                          1155 Avenue of the Americas
                          New York, NY  10036-2787

                          Attention:  Kevin Keogh
                          Facsimile Number:  212-354-8113

           (ii)   if to Buyer, at:

                          The Doe Run Company
                          Suite 300
                          1801 Park 270 Drive
                          St. Louis, MO 63146

                          Attention:  Vice President - Law
                          Facsimile Number:  314-453-7177


                  with a copy to:

                          Cadwalader, Wickersham & Taft
                          100 Maiden Lane
                          New York, NY 10038

                          Attention:  Michael C. Ryan, Esq.
                          Facsimile Number:  212-504-6666

            18.08 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York (without regard to any conflict of laws rules which might apply the laws of any other jurisdiction) except to the extent that real property transfers are required to be governed by the laws of the jurisdiction in which the property is located.

            18.09 Jurisdiction. Each Party hereby (i) submits to the exclusive jurisdiction of the state courts of the State of New York and the United States Federal District Court in the Southern District of New York in the borough of Manhattan for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the other Party, any indemnified party or their respective heirs, legal representatives, successors or assigns (an "Action") and (ii) waives, and agrees not to assert by way of motion, a defense, or otherwise, in any such Action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

            18.10 Disclosure Schedules and Exhibits. All Disclosure Schedules and Exhibits referred to herein are hereby incorporated in this Agreement by reference and have been initialed for identification purposes by representatives of the Parties hereto.

            18.11 Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the
Article in which they appear or to which they relate.

            18.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

            18.13 Further Assurances. Each of the Seller and the Buyer will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other Party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent or meaning of this Agreement.
Such further documents, instruments, actions and things shall include, without limitation, those which are required to (a) convey to Buyer assets which are or should have been included in the Business Assets conveyed on the Closing Date, (b) give effect to the assumption by Buyer of liabilities which are or should have been included in the Assumed Liabilities, (c) convey to Seller assets which are or should have been included in the Sugar Creek Assets conveyed on the Closing Date and (d) give effect to the assumption by Seller of liabilities which are or should have been included in the liabilities related to the Sugar Creek Project.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

                                           ASARCO INCORPORATED


                                           By:  /s/ Kevin R. Morano
                                               -------------------------
                                                Name: Kevin R. Morano
                                                Title: EXECUTIVE VICE PRESIDENT



                                           THE DOE RUN RESOURCES
                                              CORPORATION


                                           By:
                                                ---------------------------
                                                 Name:
                                                 Title:

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

                                           ASARCO INCORPORATED


                                           By:
                                               -------------------------
                                                Name:
                                                Title:



                                           THE DOE RUN RESOURCES
                                              CORPORATION


                                           By:    /s/ Marvin K. Kaiser
                                                ---------------------------
                                                 Name:   Marvin K. Kaiser
                                                 Title:  Vice President and
                                                         Chief Financial
                                                         Officer

                                                     EXHIBIT I

                                                     Form of Special Warranty
                                                     Deed - Plant

                              SPECIAL WARRANTY DEED

     THIS INDENTURE, made on the ______________ day of ______________ A.D. One Thousand Nine Hundred and Ninety-Eight by and between ASARCO INCORPORATED, a New Jersey corporation, with its principal business office at 180 Maiden Lane, New York, New York 10038 of the First Part, and THE DOE RUN RESOURCES CORPORATION, a New York corporation with its principal business office at Suite 300, 1801 Park 270, St. Louis, Missouri 63146 of the Second Part.

     WITNESSETH, that the said party of the First Part, in consideration of the sum of ____________________________ DOLLARS, paid by the said party of the Second Part, the receipt of which is hereby acknowledged, does by these presence, grant, bargain and sell, convey and confirm unto the said party of the Second Part and its heirs and assigns, the following described Lots, Tracts, or Parcels of Land, lying, being and situate in the County of _________________ and State of Missouri, to-wit:

    [Legal description of Land comprising each of the Mines and the Smelter]

     TO HAVE AND TO HOLD, the premises aforesaid, with all and singular the rights, privileges, appurtenances and immunities thereto belonging or in anywise appertaining unto the said party of the Second Part and unto heirs and assigns, forever hereby covenanting that said party of the First Part will Warrant and Defend the title to the said premises unto the said party of the Second Part, and unto heirs and assigns, forever, against the lawful claims and demands of all persons claiming, under, by or through said grantor, but against no other person or persons whomsoever.

                                                                     EXHIBIT I
                                                                        Page 2

     IN WITNESS WHEREOF, the said party of the First Part has hereunto set its hand as of the day and year first above written.

                              ASARCO INCORPORATED

                              By:
                                 ---------------------
                                 Name:
                                 Title:

Signed, and delivered in the presence of us:

--------------------------------------

--------------------------------------



STATE OF _________)
                  )  ss.
COUNTY OF _______ )

     On this ______ day of ___________1998 before me personally appeared and proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the ________ of ASARCO INCORPORATED, the within named grantor, a New Jersey corporation, and that be as such ______________, executed the foregoing instrument for the purpose therein contained, by signing the name of ASARCO INCORPORATED by himself as such _____________.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in ___________ the day and year first above written.

     My term expires _____________, 199_.

                                                                    EXHIBIT I
                                                                       Page 3


STATE OF MISSOURI)
                 )  ss.
COUNTY OF _______)


     On this _____ day of _______ 199_ before me personally appeared _________ ____________________________to me known to be the person described in and who executed the foregoing instrument, and acknowledged that ______ executed the same as _______ free act and deed. And the said _____________ further declare _________ to be single and unmarried.

     IN TESTIMONEY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in ________ the day and year first above written.


My term expires _________, 199_.






STATE OF MISSOURI)
                 )  ss.
COUNTY OF _______)


     I, ____________, Recorder of said County do hereby certify that the within instrument of writing was, at ______ o'clock and _______ minutes ____ M__, on the _______ day of _________________ A.D. 1998, duly filed for record in my office, and is recorded in the records of this office, in book ______ at page
____.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at _____________, this ___________ day of _________A.D. 1998.




Recorder

------------------------------

                                                                      EXHIBIT II

                            UNDERTAKING OF ASSUMPTION

                  UNDERTAKING OF ASSUMPTION (this "Undertaking"), dated as of August 30, 1998, by and between ASARCO INCORPORATED, a New Jersey corporation ("Seller"), and THE DOE RUN RESOURCES CORPORATION, a New York corporation ("Buyer").

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer for itself, its successors and assigns, hereby assumes and agrees to pay or cause to be paid or otherwise discharge, perform and fulfill or cause to be discharged, performed and fulfilled to the extent that they are existing and outstanding on the date hereof, as they become due and payable, all Assumed Liabilities which are to be assumed by Buyer pursuant to an Asset Purchase and Sale Agreement, dated as of July __, 1998 between the Seller and the Buyer (the "Asset Purchase Agreement") (all terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Asset Purchase Agreement).

                  To the extent that the assignment of any contract, lease, commitment, sales order, purchase order, account, license, Permit, or undertaking to be assigned as provided under the Asset Purchase Agreement shall not have been assigned because a required consent of another party thereto shall not have been obtained prior to the date hereof, and Seller shall have made arrangements or shall be making arrangements designed to provide Buyer the benefits under such agreements, Buyer hereby assumes the obligations and liabilities of Seller thereunder and agrees to discharge, perform and fulfill such obligations and liabilities as though such agreements had been so assigned.

                  Buyer agrees to indemnify and hold the Seller Indemnified Parties harmless from and against Losses arising out of the failure of Buyer to perform its obligations under this Undertaking in accordance with the Asset Purchase Agreement. This Undertaking is not intended to vary, supplement, modify or amend the terms and conditions of the Asset Purchase Agreement. In the event of any conflict or inconsistency between this Undertaking and the Asset Purchase Agreement, the Asset Purchase Agreement shall govern.

                  This Undertaking shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, however, neither Party may assign this Undertaking, in whole or in part, without the express prior written consent of the other Party.

                  THIS UNDERTAKING SHALL BE DEEMED TO BE A CONTRACT MADE IN AND UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

                  IN WITNESS WHEREOF, Buyer and Seller have each caused this Undertaking to be executed by its respective officers thereunto duly authorized on the day and year first above written.

                                          ASARCO INCORPORATED

                                          By:
                                              Name:
                                              Title:

                                          THE DOE RUN RESOURCES CORPORATION

                                          By:
                                              Name:
                                              Title:

                                                                     Exhibit III





                                  BILL OF SALE

     ASARCO INCORPORATED, a New Jersey corporation ("Seller"), pursuant to the Asset Purchase and Sale Agreement dated as of July __, 1998 (the "Agreement"), between the Seller and THE DOE RUN RESOURCES CORPORATION ("Buyer"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, convey, assign, transfer and deliver to Buyer and its successors and assigns, to have and to hold forever all of Seller's right, title and interest in and to the Business (as defined in the Agreement) and the Business Assets (as defined in the Agreement), except for those assets identified as "Excluded Assets" in the Agreement.

     On or after the date hereof and without further consideration, Seller will also, from time to time at Buyer's request, execute and deliver such further instruments of conveyance, assignment and transfer and shall take, or cause to be taken, such other action as Buyer may reasonably request for the more effective conveyance, assignment and transfer to the Buyer of any of the Business or the Business Assets, and the Seller will lend all reasonable assistance to the Buyer in the collection and reduction to possession of such Business and Business Assets, in the exercise of rights with respect thereto and otherwise in the carrying out of the intentions and purposes of the Agreement.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officer this ____ day of _______, 1998.



                               ASARCO INCORPORATED



                               By:
                                  -------------------------------
                                  Name:
                                  Title:



Accepted and agreed on this
_____ day of _____________, 1998.



                               THE DOE RUN RESOURCES CORPORATION





                               By:
                                  -------------------------------
                                  Name:
                                  Title:

                                                                   Exhibit IV

                      NET SMELTER RETURN ROYALTY AGREEMENT

                  NET SMELTER RETURN ROYALTY AGREEMENT (this "Agreement") entered into and effective as of the [ ]th day of August, 1998, by and between ASARCO INCORPORATED, a New Jersey corporation, with its principal place of business at 180 Maiden Lane, New York, New York 10038 ("ASARCO"), and THE DOE RUN RESOURCES CORPORATION, a New York corporation with its principal business office at Suite 300, 1801 Park 270, St. Louis, Missouri 63146 ("Doe Run"). Terms which are defined in the Asset Purchase Agreement (as hereinafter defined) shall be used herein as so defined.

                           W I T N E S S E T H, That:

                  WHEREAS, Doe Run and ASARCO have entered into a Asset Purchase and Sale Agreement dated July 28, 1998 (the "Asset Purchase Agreement") pursuant to which, among other things, ASARCO has sold and Doe Run has purchased the Business and the Business Assets;

                  WHEREAS, the Business involves the mining, milling, smelting, refining and sale of lead and associated metals as previously conducted by ASARCO from the Mines and the Smelter; and

                  WHEREAS, as partial consideration from Doe Run for the Business and the Business Assets, the parties have agreed to enter this Agreement;

                  NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, ASARCO and Doe Run mutually covenant and agree as follows:

                  1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Amount Subject to Royalty" means Net Smelter Return plus Gross Proceeds.

                  "Assay Deduction Lead" means 1.5%.

                  "Assay Deduction Silver" means 1.0 ounce per dry Ton of concentrates.

                  "Assay Lead" means the quantity of lead contained in each Lot of concentrates from the Mines delivered to the Smelter or any other smelter, as determined at the Smelter or any other smelter by the wet method, expressed as a percentage of the concentrates.

                  "Assay Silver" means the quantity of silver contained in each Lot of concentrates from the Mines delivered to the Smelter or any other smelter and as determined by the Smelter or any other Smelter, expressed as the number of troy ounces per dry Ton of concentrates.

                  "Average Lead Price" means the annual average closing "cash settlement" quotation in U.S. dollars per Pound of refined lead published daily by the London Metal

Exchange, calculated by dividing the sum of all daily closing prices posted during the calendar year by the number of days for which such quotations were posted. If the London Metals Exchange cash settlement quotation lead price ceases to be published, the parties shall agree upon a similar alternative method for determining the annual average price for lead.

                  "Average Silver Price" means the annual average closing market quotation for the Handy & Harman base price for a troy ounce of silver determined by dividing the sum of all daily prices posted during the calendar year by the number of days that prices were posted. If the Handy & Harman base price for silver ceases to be published, the parties shall agree upon a similar alternative method for determining the average daily spot market price for silver or upon failure to so agree, the average of the daily calculated spot COMEX closing price during such period shall be used.

                  "Bonus Payment" has the meaning ascribed to such term in
Section 4 of this Agreement.

                  "Cu Deduction" means $25 per Ton for each 1.0%, or fractional amounts of same, that the percentage of copper contained in each Lot of concentrates from the Mines exceeds 0.25%.

                  "Freight Deduction" means the actual average shipping cost incurred for shipments of one Lot of concentrates from the Mines to the Smelter, multiplied by the number of Lots of concentrates shipped from the Mines during the relevant period, provided that if concentrates are shipped from the Mines to a smelter other than the Smelter, Doe Run shall nevertheless apply the annual average shipping costs for shipments from the Mines to the Smelter.

                  "Gross Proceeds" means the gross amount received by Doe Run from physical sales of zinc concentrates produced and sold by Doe Run from the Mines during the relevant calendar year, determined by the price received by Doe Run for zinc concentrates in bona fide transactions with independent parties or, if sales are made to an Affiliate of Doe Run, at a price which is equivalent to that which would be received in an arm's length transaction, but in each case excluding any Trading Proceeds.

                  "Gross Weight" means the gross weight of concentrates (dry basis) produced by the Mines during the relevant calendar year, as received at the Smelter or any other smelter.

                  "Lot" shall mean approximately 400 Tons of concentrates.

                  "Maximum Payments" has the meaning specified in Section 6 of this Agreement.

                  "Metal Content Lead" means the Gross Weight, expressed in Pounds, multiplied by the Net Assay Lead.

                  "Metal Content Silver" means the number of troy ounces of silver contained in the Gross Weight, calculated by multiplying the number of Tons contained in the Gross Weight by the Net Assay Silver (which is expressed in ounces per Ton).

                  "Metal Value" means the sum of (i) the Metal Value Lead and
(ii) the Metal Value Silver.

                  "Metal Value Lead" means the Payable Metal Content Lead multiplied by the Net Price Lead.

                  "Metal Value Silver" means the Payable Metal Content Silver multiplied by the Net Price Silver.

                  "Moisture Deduction" means a deduction of $0.50 per Ton for each 1%, or fractional amounts of same, that the moisture content of the concentrates delivered from the Mines exceed 12%.

                  "Net Assay Lead" means the Assay Lead less the Assay Deduction Lead.

                  "Net Assay Silver" means the Assay Silver less the Assay Deduction Silver.

                  "Net Price Lead" means the Average Lead Price.

                  "Net Price Silver" means the Average Silver Price less the Price Deduction Silver.

                  "Net Smelter Return" means for the applicable period, (i) Metal Value less (ii) the sum of (w) Treatment Charge (plus or minus the Treatment Charge Adjustment), (x) Moisture Deduction, (y) Cu Deduction and (z) Freight Deduction.

                  "Payable Metal Content Lead" means the Metal Content Lead multiplied by the Percentage Payable.

                  "Payable Metal Content Silver" means the Metal Content Silver multiplied by the Percentage Payable.

                  "Payment Date" has the meaning specified in Section 5(a) of this Agreement.

                  "Percentage Payable" means 95%.

                  "Price Deduction Silver" means $0.30 per troy ounce.

                  "Pound" means an avoirdupois pound.

                  "Products" means any ores, concentrates, precipitates, cathodes, leach solutions or any other primary, intermediate or final product or any other Mineral Substance obtained from substances mined and removed from the Mines.

                  "Royalty" has the meaning ascribed to such term in Section 3 of this Agreement.

                  "Royalty Period" has the meaning ascribed to such term in
Section 8 of this Agreement.

                  "Ton" means a short ton or 2,000 avoirdupois pounds.

                  "Trading Proceeds" means the proceeds and/or losses attributable to any and all price hedging and price protection activities undertaken by Doe Run or its Affiliates with respect to any Products including, without limitation, any forward sale and/or purchase contracts, spot-deferred contracts, options contracts, speculative purchases and sales of forward, futures and options contracts, both on and off commodity exchanges.

                  "Treatment Charge" means for each year, the amount of $145 multiplied by the number of Tons of Gross Weight.

                  "Treatment Charge Adjustment" an increase or decrease, as the case may be, of $3.00 per Ton for each $0.01, or proportional amounts of same, that the Average Lead Price is greater or less than $0.30.

                  "Work Sheet" has the meaning specified in Section 1 of this Agreement.

                  2. Calculation of Net Smelter Return. Net Smelter Return shall be calculated in accordance with the definitions set out above. Attached as Schedule I to this Agreement is a work sheet to be used for purposes of such calculation ("Work Sheet"). Attached as Schedule II to this Agreement is a sample calculation of Net Smelter Return for illustration purposes only.

                   3. Payment of Royalty. During the Royalty Period, in each calendar year for which the Average Lead Price exceeds $0.285 per pound, Doe Run shall pay ASARCO an annual royalty (the "Royalty") equal to 4% of the Amount Subject to Royalty.

                  4. Bonus Payment. During the Royalty Period and in addition to the Royalty, in each calendar year that the Average Lead Price exceeds $0.30 per pound, Doe Run shall pay ASARCO an annual bonus (the "Bonus Payment") equal to $800,000 for each $0.01 of such excess, or proportional amounts thereof.

                  5. Maximum Payments. The aggregate amount of all Royalties and Bonus Payments paid by Doe Run pursuant to this Agreement shall not exceed $12,500,000 (the "Maximum Payments").

                  6. Payment of Royalties and Bonus; Statements.

                  (a) Royalty and Bonus Payments shall be made by Doe Run no later than 60 days after the end of each calendar year or, if such date is not a Business Day, on the next preceding Business Day (the "Payment Date"). Payment shall be made in immediately available funds in United States Dollars by wire transfer to such accounts of ASARCO at such bank or banks as are advised by ASARCO to Doe Run in writing from time to time.

                  (b) On or before the Payment Date, the Chief Financial Officer of Doe Run shall provide ASARCO with a certificate showing the calculation of the Average Lead Price for the preceding calendar year. In the event the Average Lead Price is such that a Bonus Payment and/or Royalty is payable in respect of such year, Doe Run shall also provide ASARCO with a statement certified by the Chief Financial Officer of Doe Run with respect to (i) the calculation of Net Smelter Return for each calendar month during the relevant year substantially in the form of the Work Sheet and (ii) the calculation of the Bonus Payment and/or Royalty for such year.

                  (c) Upon the request of ASARCO, Doe Run shall provide copies of all relevant data relating to the Royalty and Bonus calculation (including, but not limited to, assay reports and settlement sheets used in calculating ASARCO's Royalty and Bonus) to ASARCO.

                  (d) Doe Run shall be obligated to effect payments of annual Bonus Payment and/or Royalty based upon the formula for calculating Net Smelter Return stated in this Agreement and irrespective of the profitability of Doe Run's overall business or the business by Doe Run utilizing the Business Assets.

                  7.  Accounting Matters.

                  (a) Weighing, Sampling And Assaying. Weighing, sampling, assay determination and the determination of moisture (at which ASARCO or ASARCO's representative may be present) as done by Doe Run according to Doe Run's standard practice at the receiving plant promptly after receipt of Products, will be accepted as final. The absence of ASARCO or ASARCO's representative shall be deemed a waiver of the right in each instance.

                  (b) Accounting Principles. The calculation of Royalties shall be made in accordance with generally accepted accounting principles and practices consistently applied by Doe Run, using the accrual method.

                  (c) Audit. ASARCO, upon written notice and at its own cost, shall have the right to have an independent firm of certified public accountants audit the records that relate to the calculation of the Royalty within 24 months after receipt of a payment described in Section 6(a) of this Agreement for any calendar year.

                  (d) Disputes. ASARCO shall be deemed to have waived any right it may have had to object to a payment made for any calendar year, unless it provides notice in writing of such objection within 24 months after receipt of final payment for the calendar year. If the parties are unable to resolve the dispute within 60 days after the receipt of such notice, the dispute shall be resolved by arbitration in New York, New York, pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitrator shall determine what part of the costs and expenses incurred in any such proceeding shall be borne by each party participating in the arbitration.

                  8. Royalty Period. The period for which the annual Royalty and Bonus Payment shall be payable by Doe Run shall commence on January 1, 1999 and continue for five complete calendar years or until such time as aggregate payments made by Doe Run equal the Maximum Payment (such period, the "Royalty Period").

                  9. Records. Doe Run shall keep accurate records of tonnage, volume of products, analyses of products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Royalties hereunder.

                  10. Right to Inspect. ASARCO or its authorized representative on not less than 30 days' notice to the Doe Run, may enter upon all surface and subsurface portions of the Mines for the purpose of inspecting the Mines, all improvements thereto and operations thereon, and may, subject to the obligations of confidentiality described herein, inspect and copy all records and data pertaining to the computation of its interest, including without limitation such records and data which are maintained electronically. ASARCO or its authorized representative shall enter the Mines at ASARCO's own risk and may not unreasonably hinder operations on or pertaining to the Mines.
ASARCO shall indemnify and hold harmless the Doe Run and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to ASARCO or any of its agents or representatives incurred in connection with ASARCO's exercise of its rights herein.

                  11. Confidentiality. All information and data provided to ASARCO under this Agreement or obtained in connection with this Agreement shall be confidential; provided, however, that ASARCO shall have the right to disclose the same to its financial advisors and other representatives under an obligation of confidentiality that is at least as broad as ASARCO would require with respect to its own similar information. The obligation of confidentiality shall not apply to any information that is in the public domain through no fault of ASARCO or its assigns or representatives, or which is required to be disclosed as a matter of law, provided that in such case ASARCO notifies Doe Run of such required disclosure prior to disclosing the same.

                  12. Assignment of Mines. Doe Run and its Affiliates shall be free to convey, transfer, assign, abandon or encumber all or any portion of its interest in the Mines. If Doe Run or its Affiliates conveys, transfers, or assigns all or any portion of its interest in the mineral substances included with the Mines (other than a collateral assignment or the granting of a security interest in connection with a secured financing) it shall require the party or parties acquiring such interest to assume in writing the obligations of this Agreement, and thereupon it shall be relieved of all liability under this Agreement as to such interest in the Mines, except for liabilities existing on the date of such conveyance, transfer, or assignment.

                  13. Independent Parties. All production of lead, silver and other products by Doe Run at the Smelter or otherwise shall be for Doe Run's own account as an independent party and not as an agent or representative of ASARCO. ASARCO shall not as the result of this Agreement be in any way responsible for costs, liabilities or losses arising in connection with the production of lead, silver and other products by Doe Run. This Agreement conveys no rights to ASARCO other than the right to receive the Royalties and Bonus Payments stated herein.

                  14. Amendments. This Agreement shall not be amended or modified except in writing, signed by both parties.

                  15. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Doe Run shall not assign this Agreement or any obligations hereunder other than in accordance with Section 12 of this Agreement. ASARCO shall be permitted to assign this Agreement and its rights herein upon written notice to Doe Run provided, however, that Doe Run shall not be required to pay more than one entity and shall not be obligated to allocate any portion of any payment. No such assignment shall be binding upon Doe Run until notice of the same has been received in writing by Doe Run. This Agreement is not intended to confer upon any person except Doe Run or ASARCO any rights or remedies hereunder.

                  16. Integration. All understandings and agreements heretofore existing between the parties regarding the subject matter of this Agreement are merged into this Agreement which fully and completely express the agreement of the parties.

                  17. Non-waiver of Remedy. The failure of ASARCO or Doe Run to insist, in any one or more instances, upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or covenant. A receipt by ASARCO of any money with knowledge of the breach of any term, condition or covenant of this Agreement, shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either party hereto of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by both ASARCO and Doe Run. In addition to the other remedies provided in this Agreement, ASARCO and Doe Run shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation of any of the terms, conditions or covenants of this Agreement, or to a decree compelling performance of any of such term, condition or covenant.

                  18. Notices. All notices, consents, requests and approvals, any notice of change in address for the purpose of this Article, and other communications provided for or required herein, shall be deemed validly given, made or served, if in writing, and delivered (a) on the day given if served personally, (b) two days following if sent by telecopy to the facsimile number indicated below with a confirmatory notice by delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery to the address set forth below; or (c) five days following if sent by U.S. Certified Mail, postage prepaid:

                  (i)      if to ASARCO, at:

                                    ASARCO Incorporated
                                    180 Maiden Lane
                                    New York, New York 10038

                                    Attention: General Counsel
                                    Facsimile Number: (212) 510-1908

                  (ii)     if to Doe Run, at:

                                    The Doe Run Resources Corporation
                                    Suite 300
                                    1801 Park 270 Drive
                                    St. Louis, MO 63146

                                    Attention: Vice President - Law
                                    Facsimile Number: (314) 453-7177

                  19. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York (without regard to any conflict of laws rules which might apply the laws of any other jurisdiction).

                  20. Jurisdiction. Each of Doe Run and Asarco hereby (i) submits to the exclusive jurisdiction of the United States Federal District Court in the Southern District of New York in the Borough of Manhattan for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the other Party, any indemnified party or their respective heirs, legal representatives, successors or assigns (an "Action") and (ii) waives, and agrees not to assert by way of motion, a defense, or otherwise, in any such Action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

                  21. Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the
Article in which they appear or to which they relate.

                  22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

                                            ASARCO INCORPORATED

                                            By:_____________________________
                                                Name:
                                                Title:

                                            THE DOE RUN RESOURCES CORPORATION

                                            By:_____________________________
                                                Name:
                                                Title:

              Work Sheet Showing Calculation of Net Smelter Return:

                             Month of ________, ____

Gross Weight of Products (dry Tons): __________

------------------------------------------------- --------------------- --------------------- ---------------------
                                                          Lead                 Silver                Total

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
Prices:

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------

      Average Price                                        $0.                    $
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Price Deduction                                       0.00000              (0.3000)
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
           Net Price                                     $     per lb.         $     per oz.
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
Metal Content:

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Assays                                                %                   ozs. per Ton

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Assay Deduction                                      (1.50%)               (1.0)
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Net Assay                                             %                   ozs. per Ton

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Metal Content                                               lbs.                  ozs.
      (Net Assay x Gross Weight)

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Percentage Payable                                 95%                     95%
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Payable Metal Content
      (Metal Content x Percentage Payable)

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
Metal Value:                                      $                     $                     $
-----------
(Metal Content x Net Price)

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
Refining Costs:

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Treatment Charge                                                                        (                 )
      (Gross Weight (dry Tons) x $120)
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Treatment Charge Adjustment
      (Inc/Dec by $3/ton for each $.01 lb
      price is greater than or less than $.30/lb)

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Cu Deduction                                                                            (                 )
      (Assay Cu (%) - 0.250%) x $25/ton
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Moisture Deduction                                                                      (                 )
      ($.50 per dry Ton for each 1% that
      moisture content exceeds 12%)
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
      Freight Deduction                                                                       (                 )
------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
NET SMELTER RETURN

 - Lead Concentrates

                                                                                              $

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------
                                                                                              $
GROSS PROCEEDS

 - Zinc Concentrates

------------------------------------------------- --------------------- --------------------- ---------------------
------------------------------------------------- --------------------- --------------------- ---------------------

AMOUNT SUBJECT
TO ROYALTY                                                                                    $

------------------------------------------------- --------------------- --------------------- ---------------------

                                                                   Schedule II

                                Asarco - Missouri Lead Division
                      Summary of Sales (West Fork and Sweetwater Combined)
                               For the Month of ________________


Lead Concentrate (dry tons):    13,082.00
(Gross Weight)                                    Pb              Ag                    Total
                                              -----------     -----------            -----------
PRICES:
   Average Price                                 $0.24652        $5.58650
   Price Deduction                                  0.000          (0.300)
                                              -----------     -----------
   Net Price                                      0.24652         5.28650


METAL CONTENT:
   Assays                                           78.00 %          1.10 ozs/ton
   Assay Deduction                                  (1.50)%         (1.00)ozs/ton
                                              -----------     -----------
   Net Assay                                        76.50 %          0.10 ozs/ton

   Metal Content                               20,015,460 lbs       1,308 ozs
   Percentage Payable                                  95 %            95 %
   Payable Metal Content                       19,014,687 lbs       1,243 ozs


CALCULATION OF NET SMELTER RETURN:
   Metal Value                                 $4.687,501          $6,571             $4,694,072
   Less:
     Treatment Charge ($120 per ton)                                                  (1,569,840)

     Treatment Charge Adjustment                                                         209,835
       (Inc)/Dec by $3/ton for each 1 cent
       Pb price is > or < $.30/lb.

     Cu Deduction                                                                        (67,765)

     Moisture Deduction                                                                        0

     Freight Deduction (mine to smelter)                                                 (53,636)
                                                                                     -----------

Net Smelter Return - Lead Concentrate                                                 $3,212,666
                                                                                     ===========

Gross Proceeds From Sales Of Zinc Concentrate                                            $47,695
                                                                                     -----------

Amount Subject to Royalty                                                             $3,260,361
                                                                                     ===========


                                                                       EXHIBIT V
                                                                       ---------


                                GLOBE CONTRACT

Date 1/12/98
Contract No. 4003-98

          ASARCO GLOBE
          495 EAST 51ST AVENUE
          DENVER CO 80216
          ATTN: M. STAUB


PRODUCT: REFINED LEAD-(LOW SILVER-"TEST LEAD") AS REGULARLY PRODUCED AND AVAILABLE AT SELLER'S GLOVER, MO LEAD REFINERY.

QUANTITY:  TO BE EX-CONSIGNED AT THE APPROXIMATE RATE OF 120 NET TONS PER
           MONTH.

DELIVERY:
           F.O.B. RAIL TO ASARCO GLOBE DENVER, CO

           SEE ATTACHMENT 1


PAYMENT:   NET CASH 30 DAYS FROM DATE OF INVOICE

SHIPMENT:  THE PERIOD OF THIS AGREEMENT SHALL BE FROM JANUARY 1, 1998
           THROUGH DECEMBER 31, 1998, BOTH DATES INCLUSIVE. (SEE ATTACHMENT 1)


OTHER TERMS AND CONDITIONS:

GENERAL TERMS AND CONDITIONS

      1. GENERAL. This contract constitutes the entire agreement between Buyer and Seller with respect to the product(s) furnished hereunder. NO REPRESENTATION, PROMISE OR CONDITION NOT SET FORTH HEREIN HAS BEEN RELIED
UPON BY BUYER OR SHALL BE BINDING ON EITHER PARTY HERETO. No waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by an authorized representative of Seller.No acknowledgement, acceptance of any other communication by Buyer shall modify or alter the terms and conditions specified herein unless accepted in writing by an authorized representative of Seller.

      2. WARRANTIES. Seller warrants that the product(s) furnished hereunder will conform to the description stated on the face hereof as interpreted in accordance with the standard specifications of the American Society for Testing Materials; that it will convey good title to such product(s); and that such product(s) will be delivered free from any lawful security interest or lien or encumbrance unknown to Buyer. THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF AND SELLER EXPRESSLY DISCLAIMS, ALL OTHER
WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR PARTICULAR PURPOSE.

IMPORTANT NOTE: GENERAL TERMS AND CONDITIONS CONTINUED ON REVERSE SIDE.


ACCEPTED__________________________________19___ ASARCO Incorporated

BY: /s/                            2/16/98 BY  /s/              1/27/98
   ---------------------------------------     -----------------------------

      One copy signed by the Buyer to be returned to ASARCO Incorporated, 180 Maiden Lane, New York, N.Y. 10018

                                                CONTRACT NO. 4003-98
                                                ASARCO GLOBE
ATTACHMENT 1
------------

PRICE:
------

1. The average London Metal Exchange (LME) cash settlement quotation for lead expressed in U.S. dollars for the month of scheduled ex-cosignment as published in PLATT'S METALS WEEK plus the Asarco announced premium for the month of ex-consignment.

2. In addition to the "Price" an additional premium of $40/N.T. of product will be applied at a LME Zinc Price less than or equal to $.50/lb. This premium will be increased by $.50/N.T. to each $.01 increase in the LME Zinc price above $.50/lb.

TERMS AND AGREEMENTS
--------------------

FORCE MAJEURE
-------------

     As set forth in Paragraph 5 of General Terms and Conditions, Force Majeure is understood to include shutdown or permanent closing of any production unit of a facility (including mine, smelter, and/or refinery) for economic reasons.

ADDITIONAL TAXES
----------------

     In the event that the U.S. Government or any state government shall impose or levy, effective after the date of this agreement, any "Superfund" or environment tax upon the product which is subject to this agreement, (i) Seller shall promptly notify Buyer of such tax, to the extent that Seller is aware of it, and (ii) Buyer shall have the option of either paying or reimbursing Seller for such tax, or canceling any uncompleted deliveries provided for under this agreement.

                                            CONTRACT NO. 4003-98
                                            ASARCO GLOBE


ATTACHMENT 2
------------



SHIPMENT:
--------

    Asarco Glover will ship into consignment at Asarco Denver at a rate such as to maintain an average consignment inventory of approximately 120 N.T. When consignment inventory is reduced to 180 N.T. Glover will schedule to produce and ship an additional kettle of approximately 220 N.T. into the consignment location. Globe plant is to advise lead product sales when inventory reaches 180 N.T.

                                                                      EXHIBIT VI



  NOTE:  AGREEMENT SUBJECT TO LESSOR APPROVAL AND COMMENT.



                          EQUIPMENT SUBLEASE AGREEMENT

     EQUIPMENT SUBLEASE AGREEMENT (this "Agreement") entered into and effective as of the [ ]th day of August, 1998, by and between ASARCO INCORPORATED, a New Jersey corporation, with its principal business office at 180 Maiden Lane, New York, New York 10038 ("ASARCO"), and THE DOE RUN RESOURCES CORPORATION, a New York corporation with its principal business office at Suite 300, 1801 Park 270, St. Louis, Missouri 63146 ("Doe Run").


                           W I T N E S S E T H, That:


     WHEREAS, Doe Run and ASARCO have entered into an Asset Purchase and Sale Agreement dated July __, 1998 (the "Asset Purchase Agreement") pursuant to which, among other things, ASARCO has sold and Doe Run has purchased the Business and the Business Assets (each as defined in the Asset Purchase Agreement);

     WHEREAS, the Business involves the mining, milling, smelting, refining and sale of lead and associated metals as previously conducted by ASARCO from the Mines and the Smelter (each as defined in the Asset Purchase Agreement);

     WHEREAS, certain of the equipment used in the West Fork Mine (as further described herein, the "Leased Equipment") has been leased by the Seller pursuant to one of two substantially identical agreements, either (i) Lease Agreement [A] dated as of March 1, 1991, between The Connecticut National Bank, as Owner Trustee, as Lessor (the "Lessor"), and ASARCO, as Lessee ("Lease [A]"), or (ii) Lease Agreement [B] dated as of March 1, 1991, between the Lessor and ASARCO ("Lease [B]"; Lease [A] and Lease [B], collectively, the "Lease Agreements" and individually a "Lease Agreement");

     WHEREAS, Doe Run has agreed to sublease the Leased Equipment and assume certain of ASARCO's obligations in respect of such equipment arising pursuant to Lease [A] or Lease [B]; and

     WHEREAS, ASARCO has obtained all consents required to sublease the Leased Equipment to Doe Run (including, without limitation, the consent of the Lessor, the Owner Participant and the Indenture Trustee);

     NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, ASARCO and Doe Run mutually covenant and agree as follows:

     1. Definitions. Terms which are defined in the Lease Agreements shall have the same respective meanings when used herein, unless otherwise defined.

     2. Sublease. Doe Run hereby agrees to sublease from ASARCO the Leased Equipment, in each case subject to the terms and conditions of the applicable Lease Agreement. Each Unit of Leased Equipment and the Lease Agreement applicable to such Unit is set out in Schedule A to this Agreement.

     3. Rental Payments. Doe Run shall pay ASARCO rent in respect of the Leased Equipment on a monthly basis, payable in advance on or before the first day of each calendar month, in accordance with Schedule A to this Agreement.

     4. Maintenance; Improvements. Doe Run shall comply with the requirements of Sections 5 and 7 of the applicable Lease Agreement in its maintenance and operation of the Leased Equipment.

     5. Acknowledgment of Lien; Inspection. (a) Doe Run acknowledges the provisions of Section 8(a) of the applicable Lease Agreement and agrees to be bound by such provisions. In the event Doe Run takes action which is inconsistent with Section 8(a), Doe Run shall be responsible for performance of
Section 8(b).

     (b) Doe Run acknowledges and agrees to give effect to the right of inspection with respect to the Leased Equipment created by Section 6 of the applicable Lease Agreement. ASARCO acknowledges and agrees that it shall make best efforts to cause the Lessor to give effect to the two provisos in Section 6 of the applicable Lease Agreement for the benefit of Doe Run.

     6. Insurance. Doe Run shall maintain insurance on the Leased Equipment and otherwise in the amounts and with the terms and conditions set out in Section 10 of the respective Lease Agreement.

     7. Purchase Option; Early Buyout Purchase Option; Termination; Re-delivery; Loss. (a) Doe Run shall have the right to request ASARCO to purchase the Leased Equipment on behalf of Doe Run upon the expiration of the Lease Term in accordance with Section 2(d) of the applicable Lease Agreement by notice to ASARCO not less than 10 days prior to the date when ASARCO's notice is required to be delivered to the Lessor pursuant to such Section 2(d). Doe Run provide ASARCO with the purchase price due in respect of the Leased Equipment to be purchased in immediately available funds not later than 10:00 AM on the day before such amount is payable by ASARCO pursuant to the applicable Lease Agreement. In the event that ASARCO fails to so purchase the Leased Equipment on Doe Run's behalf, ASARCO shall return to Doe Run the purchase price paid by Doe Run together with all earnings thereon.

     (b) Doe Run shall have the right to request ASARCO to exercise the early buyout purchase option on behalf of Doe Run in accordance with Section 2(e) of the applicable Lease Agreement by notice to ASARCO not less than 10 days prior to the date when ASARCO's notice is required to be delivered to the Lessor pursuant to such Section 2(e). Doe Run shall provide ASARCO with the Early Buyout Purchase Price due in respect of the Leased Equipment to be purchased in immediately available funds not later than 10:AM on the day before such amount is payable by ASARCO pursuant to the applicable Lease Agreement. In the event that ASARCO fails to so purchase the Leased Equipment on Doe Run's behalf, ASARCO shall return to Doe Run the purchase price paid by Doe Run together with all earnings thereon.

     (c) Doe Run shall have the right to request ASARCO to cause the applicable Lease Agreement to be terminated in respect of any Unit of Leased Equipment in accordance with Section 12 of the applicable Lease Agreement by notice to ASARCO not less than 10 days prior to the date when ASARCO's notice is required to be delivered to the Lessor pursuant to Section 12. Doe Run shall pay ASARCO any amounts payable in respect of the Leased Equipment upon termination in immediately available funds not later than 10:00 AM on the day before such amount is payable pursuant to the applicable Lease Agreement.

     (d) In the event that Doe Run becomes obliged to re-deliver the Leased Equipment, it agrees to comply with the provisions of Section 2(b) and (c) of the applicable Lease Agreement.

     (e) Doe Run hereby acknowledges and agrees to be bound by the Section 11 of the applicable Lease Agreement in regards to loss, requisition or seizure of the Leased Equipment.

     8. Disclaimer of Warranties. Doe Run acknowledges the disclaimers of warranties set out in Section 3 of the applicable Lease Agreement and Section
5.22 of the Asset Purchase Agreement.

     9. Lease Agreement Events of Default; Indemnification. (a) Doe Run hereby acknowledges the Lease Events of Default set out in Section 14 of the applicable Lease Agreement and the actions of the Lessor set out in Section 15 of the applicable Lease Agreement permitted upon the occurrence of a Lease Event of Default.

     (b) If a Lease Event of Default occurs under a Lease Agreement as the result of action or inaction of Doe Run, Doe Run agrees to indemnify and hold ASARCO harmless for any and all Losses (as defined in the Asset Purchase Agreement) occurring as the result of such Lease Event of Default. If a Lease Event of Default occurs under a Lease Agreement as the result of action or inaction of ASARCO, ASARCO agrees to indemnify and hold Doe Run harmless for any and all Losses occurring as the result of such Lease Event of Default.

     (c) Doe Run hereby acknowledges the Lessor's right to perform under Section 21 of the Lease Agreement.

     10. Sublease Events of Default. In the event Doe Run breaches (i) any obligations under Sections 3 of this Agreement and such breach shall be continuing at the end of the fifth Business Day after the payment was due, (ii) any obligations under Section 6 of this Agreement, or (iii) or any other of its obligations under this Agreement where such breach continues for a period of 30 days after ASARCO's first written notice of same, then ASARCO shall have the right to repossess the Leased Equipment. Doe Run shall be liable for and shall indemnify ASARCO against any and all Losses suffered or incurred by ASARCO as the result of Doe Run's breach of this Agreement other than losses arising out of or relating to ASARCO's gross negligence, bad faith or willful misconduct. Recovery of the Leased Equipment by ASARCO shall not limit ASARCO's right to take action against Doe Run for any such Losses.

     11. Amendments. This Agreement shall not be amended or modified except in writing, signed by both parties. ASARCO shall not permit or enter into any amendment to either Lease Agreement without the prior written consent of Doe Run, such consent not to be unreasonably withheld.

     12. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Doe Run shall not assign this Agreement or any obligations hereunder. Doe Run shall not enter into any further sublease of the Leased Equipment.

     13. Quiet Enjoyment. So long as no Sublease Event of Default (as set forth in Section 10 hereof) shall have occurred and be continuing, ASARCO shall not interfere with Doe Run's continued possession, use and operation of, and quiet enjoyment of, the Leased Equipment pursuant to the terms of this Sublease.

     14. Integration. All understandings and agreements heretofore existing between the parties regarding the subject matter of this Agreement are merged into this Agreement which fully and completely express the agreement of the parties.

     15. Non-waiver of Remedy. The failure of ASARCO or Doe Run to insist, in any one or more instances, upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or covenant. A receipt by ASARCO of any money with knowledge of the breach of any term, condition or covenant of this Agreement, shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either party hereto of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by both ASARCO and Doe Run. In addition to the other remedies provided in this Agreement, ASARCO and Doe Run shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation of any of the terms, conditions or covenants of this Agreement, or to a decree compelling performance of any of such term, condition or covenant.

     16. Notices. All notices, consents, requests and approvals, any notice of change in address for the purpose of this Article, and other communications provided for or required herein, shall be deemed validly given, made or served, if in writing, and delivered (a) on the day given if served personally, (b) two days following if sent by telecopy to the facsimile number indicated below with a confirmatory notice by delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery to the address set forth below; or (c) five days following if sent by U.S. Certified Mail, postage prepaid:

             (i)      if to ASARCO, at:


                              ASARCO Incorporated
                              180 Maiden Lane
                              New York, New York 10038

                              Attention: General Counsel
                              Facsimile Number: (212) 510-1908


             (ii)     if to Doe Run, at:

                              The Doe Run Resources Corporation
                              Suite 300
                              1801 Park 270 Drive
                              St. Louis, MO 63146

                              Attention: Vice President - Law
                              Facsimile Number: (314) 453-7177

     17. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York (without regard to any conflict of laws rules which might apply the laws of any other jurisdiction).

     18. Jurisdiction. Each of Doe Run and ASARCO hereby (i) submits to the exclusive jurisdiction of the state courts of the State of New York and the United States Federal District Court in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the other Party, any indemnified party or their respective heirs, legal representatives, successors or assigns (an "Action") and (ii) waives, and agrees not to assert by way of motion, a defense, or otherwise, in any such Action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     19. Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Article in which they appear or to which they relate.

     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.



                                     ASARCO INCORPORATED



                                     By:
                                        -----------------------------
                                        Name:
                                        Title:



                                     THE DOE RUN RESOURCES
                                        CORPORATION



                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

                                                                      SCHEDULE A




              LEASED EQUIPMENT AND RENT PAYABLE IN RESPECT OF SAME



  Equipment Leased pursuant to Lease [A] and Monthly Rent
  -------------------------------------------------------



         Equipment               No. of Units     Manufacturer            Serial No.
         ---------               ------------     ------------            ----------

         Mine Cars                    6           Nat'l Eng. & Con.       25 to 30

         Mine Cars                    6           Nat'l Eng. & Con.       1  to  6

         Dozer                        1           Dresser                 8382

         Loader - Wheel 7 YD          1           Michigan                828AC00707



         RENT:                  $7,860 per month for a period of 30 months, commencing on
                                September 1, 1998.




Equipment Leased pursuant to Lease [B] and Monthly Rent
-------------------------------------------------------





         Equipment               No. of Units     Manufacturer            Serial No.
         ---------               ------------     ------------            ----------


         Locomotive                  1            Brookville              66D50520



         RENT:                   $1,553 per month for a period of 90 months, commencing on
                                 September 1, 1998.


                                                                     EXHIBIT VII



                         TRANSITIONAL SERVICES AGREEMENT


     AGREEMENT, entered into and effective as of the ____ day of _____, 1998 (the "Effective Date"), by and between ASARCO INCORPORATED, a New Jersey corporation, with its principal place of business at 180 Maiden Lane, New York, New York 10038 ("ASARCO"), and THE DOE RUN RESOURCES CORPORATION, a __________ corporation with its principal business office at Suite 300, 1801 Park 270, St. Louis, Missouri 63146 ("Buyer"), (Buyer and ASARCO are at times referred to herein individually as a "Party" and collectively as the "Parties").


                              W I T N E S S E T H:


     ASARCO INCORPORATEDWHEREAS, ASARCO and Buyer have entered into an Asset Purchase and Sale Agreement dated as of _________________, 1998 (the "Purchase Agreement") pursuant to which Buyer agreed to purchase those assets of ASARCO's Missouri lead business as described in the Purchase Agreement (the "Business"); and

     WHEREAS, as set forth in Section ____ of the Purchase Agreement, ASARCO agreed to make available to Buyer certain transitional administrative and support services for the Business for a limited period after the completion of the sale in accordance with the terms of this Agreement.


     NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, ASARCO and Buyer mutually covenant and agree as follows:


ARTICLE 1
SERVICES PROVIDED

     1.01 Transitional Services. Upon the terms and subject to the conditions set forth in this Agreement, ASARCO will provide to Buyer for the Business each of those administrative and support services listed in Appendix A, which is attached to and made part of this Agreement (hereinafter referred to individually as a "Transitional Service", and collectively as the "Transitional Services"), during the initial term of each Transitional Service set forth on Appendix A (hereinafter referred to as the "Initial Terms" for all of the Transitional Services, and the "Initial Term" for each Transitional Service).

     1.02 Personnel. In providing the Transitional Services, ASARCO, as it deems necessary or appropriate in its reasonable discretion acting as a Reasonable and Prudent Operator (as hereinafter defined), may (a) use personnel of ASARCO or its affiliates, and (b) employ the services of third parties.

     1.03 Level of Transitional Services. (a) ASARCO shall perform the Transitional Services exercising the same degree of care as it exercises in performing the same or similar services for its own account and consistent with the degree of care a Reasonable and Prudent Operator would exercise, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require ASARCO to favor the Business over its own businesses or those of any of its affiliates, subsidiaries or divisions.

     (b) Unless otherwise specifically set forth in the Appendixes attached hereto, it is the intention of the Parties that Buyer's use of any Transitional Service that Buyer elects to use shall not be higher than the level of use reasonably required by the Business prior to the acquisition thereof by Buyer. In no event shall Buyer be entitled to any new service or to increase its use of any of the Transitional Services above that level of use without the prior written consent of ASARCO.

     (c) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transitional Services, Buyer agrees that the Transitional Services provided by third parties shall be subject to the terms and conditions of any agreements between ASARCO and such third parties to the extent that such terms and conditions do not conflict with or supplement the terms and conditions of this Agreement.

     1.04 Limitation of Liability and Warranty. (a) ASARCO shall have no liability to Buyer for any and all Claims and/or Damages arising out of this Agreement, whether such Claims and/or Damages arise on account of ASARCO's furnishing Transitional Services hereunder, the failure to furnish Transitional Services hereunder, or otherwise, except as provided in Section 1.05(b) below. As used herein, "Damages" means all expenses, costs, liabilities, obligations, damages, fines, penalties, deficiencies, losses and judgments, including incidental damages, indirect damages, consequential damages, strict liability, and reasonable attorneys' fees.

     (b) Limitation of ASARCO's Damages. If Buyer suffers Claims and/or Damages arising out of this Agreement which Claims and/or Damages were caused by the gross negligence or willful misconduct of ASARCO, ASARCO's sole liability to Buyer, and Buyer's sole and exclusive monetary remedy, shall be the refund of the cost of the Transitional Services provided during the occurrence of such gross negligence or willful misconduct. Buyer shall notify ASARCO of any gross negligence or willful misconduct by ASARCO promptly upon becoming aware thereof.

     (c) In no event shall either ASARCO or its subcontractor be liable for any damages caused by Buyer's failure to perform Buyer's obligations hereunder. As long as ASARCO is not in material breach hereunder, ASARCO will not be liable to Buyer for any act or omission of any other entity (other than due to a default by ASARCO in any agreement between ASARCO and such other entity) furnishing any Transitional Service.

     (d) OTHER THAN AS PROVIDED IN SECTIONS 1.04 AND 5.01 (TO WHICH THIS SUBSECTION IS SUBJECT), NOTWITHSTANDING ANYTHING TO

THE CONTRARY CONTAINED HEREIN OR AT LAW OR IN EQUITY, IN NO EVENT SHALL ASARCO NOR ITS SUBCONTRACTORS BE LIABLE FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE PROVISION OF OR THE FAILURE TO PROVIDE THE TRANSITIONAL SERVICES, EVEN IF EITHER OF THEM HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (e) Year 2000 Compliance: ASARCO makes no present or future warranty, covenant, or representation, express or implied, and there is no condition including but not limited to, any warranty or condition of merchantability or fitness for a particular purpose, as to the sufficiency of its efforts relating to the year 2000 problem (a data handling problem relating to the Year 2000 date change that would cause a computer system, software or other equipment that may contain an embedded computer chip or computer algorithm to fail to correctly perform, process and handle date-related data for the dates within and between the twentieth and twenty-first centuries and all other centuries) (the "Year 2000 Problem") whether the hardware, software, computer systems, or equipment used in providing Transitional Services are Year 2000 compliant or whether Buyer will incur a Year 2000 Problem at any time in the future. In no event will Seller be responsible for any indirect, punitive or consequential damages arising, in whole or in part, from a Year 2000 Problem.

     1.05 No Obligation to Continue to Use Services. a)" \* MERGEFORMAT (a) Buyer shall have no obligation to continue to use any of the Transitional Services and may terminate any Transitional Service that ASARCO is providing to Buyer by giving ASARCO at least ninety (90) days' advance written notice of its desire to terminate such Transitional Service unless otherwise set forth on the schedules attached hereto; provided, that the termination of any Transitional Service can only be effective on the last day of a calendar month, and any termination may not be effective before the end of the Initial Term for a Transitional Service.

     (b) If any Transitional Service is terminated by Buyer, ASARCO shall have the option, in its sole and absolute discretion, to discontinue any Transitional Service(s) related to such terminated Transitional Service(s) as set forth in Appendix A by providing at least 60 days' advance written notice to Buyer.

     (c) If any Transitional Service is not selected by Buyer as of the consummation of the sale of the Business, or is terminated by Buyer as described herein, Buyer may not select such Transitional Service or reinstitute such Transitional Services, as the case may be.

     1.06 ASARCO Access. Subject to Article 3 hereof, to the extent reasonably required for ASARCO personnel to perform the Transitional Services, Buyer shall provide ASARCO personnel with access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

ARTICLE 2
COMPENSATION

     2.01 Consideration. (a) As consideration for the Transitional Services, Buyer shall pay to ASARCO the amount specified for each Transitional Service as set forth in Appendix A. If the amount to be paid for any Transitional Service is described in Appendix A as "cost", the use of the term "cost" does not mean ASARCO's cost to provide that Transitional Service, but the cost to Buyer to receive such Transitional Service from ASARCO. Upon the termination of any Transitional Service in accordance with Section 1.06 above, the compensation to be paid under this Section 2.01 shall be reduced by the amount specified for such terminated Transitional Service. Upon the reduction of the level of any specific Transitional Service, ASARCO and Buyer shall determine in good faith a reduction of the amount to be paid by Buyer hereunder due to such reduction.

     (b) In addition to the payments described in subparagraph (a) above, Buyer shall reimburse to ASARCO an amount equal to the sum of (i) all or a portion of the costs, if any, required by any third party incurred by ASARCO to obtain consents from such third parties to permit ASARCO to provide any Transitional Service to Buyer hereunder. Such costs and expenditures will be billed to Buyer in the monthly invoice(s) described in Section 2.03 below. In the event that ASARCO will be making any such disbursements of funds from a ASARCO account on behalf of Buyer, before any disbursement will be made, Buyer shall deposit funds equal to a reasonable estimate of such costs and expenditures into a ASARCO bank account designated by ASARCO.

     (c) At the Closing, Buyer shall pay to Seller by wire transfer in immediately available funds __________ ($_______) dollars representing the Transitional Services one-time start-up costs, as set forth in Appendices __.

     2.02 Taxes. Any applicable taxes (other than income taxes) assessed on the provision of the Transitional Services shall be paid by Buyer, subject to exemptions documented by Buyer.

     2.03 Invoices. At the end of each month, ASARCO will submit one invoice to Buyer for (a) all Transitional Services provided to Buyer and its subsidiaries by ASARCO, and (b) those costs and expenditures described in Section 2.01(b) above incurred by ASARCO during such month. Such monthly invoices shall be issued no later than the fifteenth day of each month. Each invoice shall include a summary list of the previously agreed upon Transitional Services for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. All invoices shall be sent to Buyer at the following address or to such other address as Buyer shall have specified by notice in writing to ASARCO:

          The                 Doe              Run                       Company
          [address]

          Fax:

     2.04 Payment of Invoices. (a) Payment of all invoices shall be made by electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the date of the invoice in accordance with Section 6.04 below, unless otherwise specified in Appendix A. All payments shall be made to the account set forth below with written confirmation of payment sent by facsimile to the person set forth below.

     Account:






     Written Confirmation:




     (b) If any amount is not paid within fifteen (15) days after its due date, ASARCO shall have the right, without any liability to Buyer, or anyone claiming by or through Buyer, to immediately cease providing either all of the Transitional Services, or the Transitional Service(s) for which payment has not been made, which right may be exercised by ASARCO in its sole and absolute discretion, and shall not limit or otherwise affect ASARCO's right to terminate this Agreement in accordance with Article 4 below; provided, however, that if the failure to pay for a particular Transitional Service relates to a dispute made in good faith by Buyer and Buyer has paid for all Transitional Services that are not the subject of a good faith dispute, then ASARCO may not cease providing any Transitional Services that are not the subject of the good faith dispute pending the resolution of such dispute.


ARTICLE 3
CONFIDENTIALITY

     3.01 Obligation. (a) In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party (other than for disclosures by ASARCO to its subcontractors, but only if such subcontractors commit in advance of such disclosure to be bound by the terms of this Section 3.01 with regard to such information) (i) any confidential information received by it from the other Party, or generated or created by it from confidential information received from the other Party, during the provision of the Transitional Services, including, without limitation, information which is not related to the Transitional Services; and
(ii) the specific terms, conditions and information contained in this Agreement and any attachment hereto.

     (b) For the purposes of this Agreement, confidential information shall not include information:

     (i) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party;

     (ii) which is or becomes available to the receiving Party from a source other than the disclosing Party, which source has no obligation of confidentiality to the disclosing Party in respect thereof;

     (iii) which is required to be disclosed by law or governmental order; or

     (iv) the disclosure of which is mutually agreed to by the Parties.

     3.02 Effectiveness. The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of ten (10) years after the termination or expiration of this Agreement.


ARTICLE 4
TERM AND TERMINATION

     4.01 Term. This Agreement shall become effective on the Effective Date and shall remain in force until the expiration of the longest Initial Term (after giving effect to any extensions thereof in accordance with Section 4.02 below) unless all of the Transitional Services are terminated by Buyer in accordance with Section 1.06 above, or this Agreement is terminated under Section 4.03,
6.07 or 6.11 below prior to the end of such period.

     4.02 Extension. Subject to the earlier termination of this Agreement in accordance with Section 4.03, 6.07 or 6.11 below, Buyer may only extend any Initial Term on the terms and conditions set forth herein and in Appendix A, for up to that number of days of such extension as expressly set forth in such Appendix by giving ASARCO at least forty-five (45) days, prior written notice prior to the end of the Initial Term in question.

     4.03 Termination. If either Party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than as described in subparagraph (b) below) , the other Party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement if such failure or default is not cured within forty-five (45) days of such written notice. If any failure or default so specified is not cured within such forty-five (45) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement; provided, however, that if the failure or default relates to a dispute made in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party following such forty-five (45) day period and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

     4.04 Buyer's Administrative and Support Services. (a) Buyer acknowledges that ASARCO is providing the Transitional Services as an accommodation to Buyer to allow Buyer a period of time to obtain its own administrative and support services. During the term of this Agreement, Buyer agrees that it shall take all steps necessary to obtain its own administrative and support services prior to the expiration of the Initial Term for each Transitional Service.

     (b) Buyer specifically agrees and acknowledges that all obligations of ASARCO to provide each Transitional Service shall immediately cease upon the expiration of the Initial Term (and any extension thereof in accordance with Section 4.02) for such Transitional Service, and ASARCO's obligations to provide all of the Transitional Services shall immediately cease upon the termination of this Agreement. Upon the cessation of ASARCO's obligation to provide any Transitional Service, Buyer shall immediately cease using, directly or indirectly, such Transitional Service (including, without limitation, any and all ASARCO software or third party software provided through ASARCO, or computer systems or equipment).

     (c) ASARCO SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES) TO BUYER, OR TO ANYONE CLAIMING BY OR THROUGH BUYER, FOR ASARCO'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE INITIAL TERM (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 4.02) FOR SUCH TRANSITIONAL SERVICE OR ASARCO'S TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF. BUYER SHALL HOLD ASARCO HARMLESS AND WAIVES ANY AND ALL RIGHTS, AT LAW OR IN EQUITY, THAT IT MAY HAVE TO BRING ANY SUIT, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, OR TO ANY CLAIMS, DAMAGES, LOSS, COSTS (INCLUDING ATTORNEY FEES), ACTIONS, OR LIABILITY AGAINST ASARCO OR ASARCO'S EMPLOYEES, AGENTS, ASSIGNEES, SUBSIDIARIES OR AFFILIATES ARISING OUT OF ASARCO'S CEASING TO PROVIDE ANY TRANSITIONAL SERVICE UPON THE EXPIRATION OF THE INITIAL TERM (AND ANY EXTENSION THEREOF IN ACCORDANCE WITH SECTION 4.02) FOR SUCH TRANSITIONAL SERVICE OR ASARCO'S TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THE TERMS HEREOF.

     4.05 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the Parties, the following obligations shall survive the termination of this Agreement: (a) for the period set forth therein, the obligations of each Party under Section Articles 3 and 5, and (b) ASARCO's right to receive the compensation for the Transitional Services provided, and reimbursement of the costs and expenditures described in Section 2.01 above incurred, prior to the effective date of termination, and ASARCO's obligations under Section 4.06 below.

     4.06 Post Termination Arrangements. In the event of termination of this Agreement, ASARCO shall deliver to Buyer all records, data, confidential information and reports relating to Buyer or the Business and obtained, generated or prepared by ASARCO in furtherance of the terms hereof and the Parties shall take all steps as may be reasonably required to complete any final accounting between them and to provide for an orderly transfer of the Transitional Services to Buyer or to whom Buyer may direct.


ARTICLE 5
INDEMNITIES

     5.01 ASARCO shall indemnify, defend and hold harmless Buyer from and against any and all Claims and Damages resulting from the provision of or failure to provide the Transitional Services caused by the failure by ASARCO to act as a Reasonable and Prudent Operator up to an amount not to exceed the limitation on ASARCO's liability under Section 1.04.

     5.02 Buyer shall indemnify defend and hold harmless ASARCO from and against any and all Claims and Damages resulting from the receipt of (or failure to receive) Transitional Services caused by the failure by Buyer to act as a Reasonable and Prudent Operator up to an amount not to exceed the limitation on Buyer's liability under Section 1.04.

     5.03 Priority Among Agreements. In the event of any inconsistency between the terms of this Agreement (including, without limitation, any schedule, appendix or other, attachment thereto) and the Purchase Agreement, the terms of the Purchase Agreement will govern, provided that Section 5.01 hereof shall supersede the indemnity obligations of Buyer pursuant to Article 8 of the Purchase Agreement to the extent that Section 5.01 hereof is applicable.

     5.04 Term of Indemnity. The indemnities contained in this Article shall survive for a period of three (3) years after the termination of the Transitional Service at issue for any reason.


ARTICLE 6
MISCELLANEOUS

     6.01 Amendments. This Agreement shall not be amended or modified except in writing signed by the Parties.

     6.02 Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     6.03 Merger. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Transitional Services are merged into this Agreement, including the Schedules, Exhibits and Appendices attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof.

     6.04 Notices. All invoices, notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served, (a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subparagraph (c) below; or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fourth day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses (unless otherwise specified in this Agreement), or to such other address as the Party to be notified shall have specified, from time to time, to the other Party in accordance with this paragraph:

     If to ASARCO:

            ASARCO Incorporated
            180 Maiden Lane
            New York, NY  10038
            Attention:  General Counsel
            Fax:

     If to Buyer:

            The Doe Run Resources Corporation
            Suite 300
            1801 Park 270 Drive
            St. Louis, MO  63146
            Attention:
            Fax:

     6.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York.

     6.06 Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Articles or Sections in which they appear or to which they relate.

     6.07 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

     6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     6.09 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the Parties and their respective subsidiaries and affiliates, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

     6.10 Reservation of Rights. Either Party's waiver of any of its remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature.

     6.11 Force Majeure. (a) As used herein, "Force Majeure" means, for either Party, any circumstance(s) beyond the reasonable control of that Party and other than that caused by the failure of such Party to act as a Reasonable and Prudent Operator, which prevents full performance, including, but not limited to: acts of God; fire; accident; flood; explosion; war; hurricanes; tornadoes; riots; Government Authority action or inaction or request of Governmental Authority, including any law, decree, order or regulation of any Governmental Authority whether federal, state or local, strike, collective bargaining obligations, labor dispute or shortage, injunction, inability to obtain, or shortage of, fuel, utilities, equipment, transportation or materials, accident to, malfunction or breakage of machinery, equipment or apparatus.

     (b) Provided always that the Party in question operates as a Reasonable and Prudent Operator to prevent and/or mitigate an event constituting Force Majeure, the Party affected shall be excused from performance of its obligations under or pursuant to this Agreement if, and to the extent that, performance of such obligations is delayed, hindered or prevented by such Force Majeure. For the avoidance of doubt, a Force Majeure event affecting a third party supplier of any Transitional Service and any failure by such a supplier to supply (in whole or in part) any Transitional Service for any other reason (except in the event of a breach, or alleged breach by ASARCO of its contract with such third party supplier) shall constitute Force Majeure hereunder if, and to the extent that such event or failure prevents, hinders or delays ASARCO or its third party in the performance of its obligations hereunder. A Force Majeure may excuse a delay in making any payment due hereunder where the delay in payment was caused by the Force Majeure, but otherwise the parties shall continue to make payments due hereunder for the particular Transitional Service in question. Notwithstanding the above, and subject to the last sentence of Section 6.11(f) below with regard to permanent substitute Transitional Services, with respect to any Force Majeure, any fee payable to ASARCO pursuant to any Transitional Service set forth in the Appendixes hereto shall be paid by the Buyer to ASARCO.

     (c) If a Party is in a position of Force Majeure or is aware of the likelihood of a situation constituting Force Majeure arising, it shall notify the other Party in writing promptly of the cause and extent of such non-performance or likely non-performance, the date or likely date of commencement thereof and the means proposed to be adopted to remedy or abate the Force Majeure; and the parties shall without prejudice to the other provisions of this Section 6.11 consult with a view to taking such steps as may be appropriate to mitigate the effects of such Force Majeure.

     (d) The Party subject to Force Majeure shall act as follows:

     (i) The affected Party shall coordinate closely with the other Party, shall keep the other Party regularly informed during the course of the Force Majeure as to when resumption of performance shall or is likely to occur, and shall use its reasonable best efforts to remedy or abate the Force Majeure as expeditiously as possible; however, nothing herein shall require a Party to settle or compromise any strike or labor dispute.

     (ii) The affected Party shall resume performance as expeditiously as possible after termination of the Force Majeure or the Force Majeure has abated to an extent which permits resumption of such performance.

     (iii) The affected Party shall promptly notify the other Party when the Force Majeure has terminated or abated to an extent which permits resumption of performance to occur.

     (e) If the Party affected by Force Majeure complies with the provisions of
Section 6.11, it shall not be liable for any failure to perform its obligations hereunder arising from such Force Majeure.

     (f) Upon the occurrence and during the continuance of a Force Majeure, a Buyer shall be entitled to seek to obtain substitute Transitional Services on a temporary or permanent basis. ASARCO shall cooperate with the Buyer's efforts to obtain temporary substitute Transitional Services. On the later of: (i).the thirtieth (30th) day after the date on which the Buyer notifies ASARCO that it intends to exercise its right to obtain permanent substitute Transitional Services and (ii) any date of termination specified in such notice, ASARCO will have no further obligation to provide and the Buyer shall have no further obligation to accept such Transitional Service or Transitional Services and all costs associated with such Transitional Service shall cease to accrue.

     6.12 Relationship of the Parties. It is expressly understood and agreed that in rendering the Transitional Services hereunder, ASARCO is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party).


     IN WITNESS WHEREOF, the parties hereto have caused this Transitional Services Agreement to be executed the day and year first above written.


                               ASARCO INCORPORATED


                               By
                                 -----------------------------------
                                 Name:
                                 Title:

                               THE DOE RESOURCES CORPORATION


                               By
                                 -----------------------------------
                                 Name:
                                 Title:

                                                                      APPENDIX A

                              Transitional Services


A(l)     Human Resources

A(2)     Information Systems

A(3)     Finance

A(4)     Logistics Services

                                                                EXHIBIT VIII

                                                    Form of Special Warranty
                                                    Deed - Sugar Creek



Owner/Responsible Taxpayer                This Instrument Prepared By:       Map          Group      Parcel
-----------------------                   ----------------------
-----------------------                   -----------------------           ------        ------     ------



                              SPECIAL WARRANTY DEED

     THIS INDENTURE is made as of the __day of ____________, 1998, between THE DOE RUN RESOURCES CORPORATION, a New York corporation with its principal business office at Suite 300, 1801 Park 270, St. Louis, Missouri 63146 (hereinafter called "First Party"), and ASARCO INCORPORATED, a New Jersey corporation, with its principal business office at 180 Maiden Lane, New York, New York 10038 (hereinafter called "Second Party").

                              W I T N E S S E T H:

     THAT for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First Party has granted, bargained, sold and conveyed, and does hereby grant, bargain, sell and convey unto Second Party the following described premises, to wit:

              [legal description of owned Sugar Creek Project land]

together with the hereditaments and appurtenances thereunto appertaining, hereby releasing all claims to homestead and dower therein.

     TO HAVE AND TO HOLD the said premises to the said Second Party, its successors and assigns, forever.

     AND said First Party for itself and for its successors and assigns, does hereby covenant with said Second Party, its successors and assigns, that First Party will forever warrant and defend the said premises and the title thereto against the lawful claims of all persons claiming by, through or under First Party; but First Party warrants no further or otherwise

                                                                 EXHIBIT VIII
                                                                       Page 2


     IN WITNESS WHEREOF, the First Party has caused this instrument to be executed by its duly authorized officer, as of the date first above written.


                             THE DOE RUN RESOURCES
                                  CORPORATION


                              By:
                                 -----------------------------
                                 Name:
                                 Title:


STATE OF _____________)
                      )
COUNTY OF ____________)


     Before me, the undersigned authority, a Notary Public in and for said County and State, personally appeared ______________ and proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged himself to be the ________ of THE DOE RUN RESOURCES CORPORATION, the within named grantor, a New York corporation, and that be as such ______________, executed the foregoing instrument for the purpose therein contained, by signing the name of THE DOE RUN RESOURCES CORPORATION by himself as such
____________________.

     Witness my hand and seal at office this __________ day of ___________1998.




                                    -----------------------------------
                                    Notary Public


My Commission Expires:
                      ---------------

                                                                 EXHIBIT VIII
                                                                       Page 3



STATE OF _____________)
                      )
COUNTY OF ____________)


     I hereby swear or affirm that the actual consideration or true value of this transfer, whichever is greater, is ___________.



                                    -----------------------------------
                                    Affiant


     Sworn to and subscribed before me this ______ day of _________, 199_.



                                    -----------------------------------
                                    Notary Public


My Commission Expires:
                      ----------------

     The preparer of this instrument makes no representations nor warranties concerning the accuracy of the foregoing property description, nor as to the status of the title to the property conveyed herein.

                                                                      EXHIBIT IX


                           ENVIRONMENTAL METHODOLOGY




The following methodology concepts will be used by the Parties to determine the allocation of liability for Environmental Claims under the Asset Purchase and Sale Agreement dated July 28, 1998 (the "Agreement") between ASARCO INCORPORATED ("Seller") and THE DOE RUN RESOURCES CORPORATION ("Buyer") in the specific situations described. For situations not described here, the general principles of the Agreement shall prevail. Capitalized terms which are defined in the Agreement will have the same respective meanings when used in this Schedule.

1. Offsite Soil Contamination.

     If the Environmental Claim arises from the spillage of material or offsite mechanical redistribution of material, it shall be allocated to the Party responsible for the spill or mechanical redistribution or who owned the Business where the spill or movement occurred. Spill does not include a dam break.

     For the Smelter, if the Environmental Claim arises from non-sudden releases of materials from regular air pollution emissions, then the liability shall be allocated all or in part according to an air pollution deposition model: US Environmental Protection Agencies Model ISC-LT3 in deposition mode, or an equivalent or newer model if agreed to by the Parties. The historical emission inventory records updated by later fugitive estimates shall be used to model on a year to year basis and a proportion of impact calculated from the sum impact of all of the years of operation of each party. If there are operational changes in the facility that affect emissions or the location of emissions, or changes in the concentrates that affect chemistry, those changes will be reflected in the emissions inventory and modeling. The meteorological conditions shall be taken from a representative multiyear period of onsite data and applied to the entire period if not readily available for the entire period. This modeling approach would be applicable to that portion of offsite contamination related to smelter emissions.

     For the Mines, if the Environmental Claim arises from non-sudden releases of materials from regular air pollution emissions substantially from windblown tailings, then the liability shall be allocated according to the ratio of tailings deposited in the tailings pile. The deposition of tailings prior to the purchase by the Buyer shall be determined from the historical operating records of the Business for all periods prior to Closing made available during due diligence (the "Baseline Data"). If either Party states in writing to the other that it believes the facts suggest that a dispersion model will be a more accurate representation of the allocation, then the US Environmental Protection Model ISC-LT3 in deposition mode shall be used or a newer or equivalent model if agreed to by the parties. The emission inventory shall be generated using the TRC algorithm "WIND" or an improved function if approved by the parties. If there are operational changes in the facility that affect emissions or the location of emissions, or changes in the concentrates that affect chemistry, those changes will be reflected in the emissions inventory and modeling to the extent possible. In those situations where such management changes cannot be quantitatively modeled, then the general principles of the Agreement shall prevail.

2. Waste Material Removal.

     If the Environmental Claim arises from the process or non-process material or contaminated material specifically requiring it to be relocated, stabilized, and/or landfilled, it shall be allocated to the Party responsible for the generation of the material or that owned the Business when the material was generated. If the material was generated under the ownership of both Parties, then the liability shall be allocated by the ratio of the material generated according to the estimated production from the Baseline Data (and other information available from historical data) and the subsequent production records of the Buyer. To the extent such relevant records were not kept for a specific material, estimates shall be made.

3. Groundwater Contamination.

     If the Environmental Claim arises from the contamination of groundwater, then the responsibility shall be allocated all or in part based on a groundwater dispersion model. The recommended models to use are published by the Unites States Geological Survey known as MODCOM or newer or updated models if agreed to by the Parties. When used with another module PHREEQC, it can be used to predict the impact of multiple source contributions to stream contamination and groundwater contamination. The material stockpile inventories which are believed to be responsible for the liability (as nominated by either one of the Parties) will be used as they are available from the Baseline Data or other historical information and the subsequent production records of Buyer. Buyer as the ongoing operator will make reasonable efforts to manage the materials left behind by Seller either in the manner that they had been managed or in a manner which will not exasperate any problems that might potentially arise.

4. Surface Water Impacts and Stream Sediments.

     If the Environmental Claim arises from the contamination of Surface Water or Stream Sediments on a non-sudden basis, then the responsibility shall be allocated according to the contribution of each party to the contamination for each period of time in question. Water contamination liability shall be the responsibility of the operator for contributions to constituents of water quality from currently treated releases. For releases due to historic deposition of materials, the responsibility shall be allocated according to the ratio of deposition of materials where one source is found to be responsible. Where multiple sources are found to be responsible, the responsibility shall be determined based on a composite stream water contamination model consisting of contributions from the groundwater models referenced in section 3 above, and current emissions from the water treatment plant or any untreated releases. The Parties shall rely on models published by the EPA's Center for Exposure Assessment Modeling for this purpose or an equivalent model or updated version as agreed by the Parties.

5. Ecotoxic Impacts.

     The responsibility for Environmental Claims arising from ecotoxic impacts shall be allocated based on the underlying contamination for which a Party is able to successfully demonstrates impact was caused. The allocation of liability for the contamination shall be determined from the preceding paragraphs.

6. Human Health Risks.

     The responsibility for the liability arising from human health risks due to heavy metal contamination shall be allocated based on the underlying contamination for which a Party, regulatory or non-government-organization is able to successfully claim impact. The time factor for which the impact or health effects are claimed is also a basis for allocation of responsibility. For example, if a claimant claimed damages for injury incurred when he lived near the Smelter or Mine as a child, then the allocation will be based on the underlying contamination contributed during that time period.

                           ------------------------

     This Exhibit IX constitutes an integral part of the Agreement and not a separate and distinct undertaking of the Parties.

                                       3